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                                                                    Exhibit 10.2




                         RECEIVABLES PURCHASE AGREEMENT

                            DATED AS OF JUNE 6, 2002

                                      AMONG

                       RPM FUNDING CORPORATION, AS SELLER,

                             RPM, INC., AS SERVICER,

                       JUPITER SECURITIZATION CORPORATION,

     BANK ONE, NA (MAIN OFFICE CHICAGO), INDIVIDUALLY AND AS JUPITER AGENT,

                      BLUE RIDGE ASSET FUNDING CORPORATION,

   WACHOVIA BANK, NATIONAL ASSOCIATION, INDIVIDUALLY AND AS BLUE RIDGE AGENT,

                                       AND

           BANK ONE, NA (MAIN OFFICE CHICAGO), AS ADMINISTRATIVE AGENT





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                         RECEIVABLES PURCHASE AGREEMENT

                  THIS RECEIVABLES PURCHASE AGREEMENT dated as of June 6, 2002, is among:

                  (a) RPM Funding Corporation, a Delaware corporation
         ("SELLER"),

                  (b) RPM, Inc., an Ohio corporation ("RPM"), as initial
         Servicer,

                  (c) Jupiter Securitization Corporation, a Delaware corporation ("JUPITER" or a "CONDUIT"), and Blue Ridge Asset Funding Corporation, a Delaware corporation ("BLUE RIDGE" or a "CONDUIT"),

                  (d) Bank One, NA (Main Office Chicago), a national banking association ("BANK ONE"), and its assigns (collectively, the "JUPITER LIQUIDITY BANKS" and, together with Jupiter, the "JUPITER GROUP"), and Wachovia Bank, National Association, a national banking association ("WACHOVIA"), and its assigns (collectively, the "BLUE RIDGE LIQUIDITY BANKS" and, together with Blue Ridge, the "BLUE RIDGE GROUP"),

                  (e) Bank One, NA (Main Office Chicago), a national banking association, in its capacity as agent for the Jupiter Group (the "JUPITER AGENT" or a "CO-AGENT"), and Wachovia Bank, National Association, a national banking association, in its capacity as agent for the Blue Ridge Group (the "BLUE RIDGE AGENT" or a "CO-AGENT"), and

                  (f) Bank One, NA (Main Office Chicago), a national banking association, in its capacity as administrative agent for the Jupiter Group, the Blue Ridge Group and each Co-Agent (in such capacity, together with its successors and assigns, the "ADMINISTRATIVE AGENT" and, together with each of the Co-Agents, the "AGENTS").

UNLESS DEFINED ELSEWHERE HEREIN, CAPITALIZED TERMS USED IN THIS AGREEMENT SHALL HAVE THE MEANINGS ASSIGNED TO SUCH TERMS IN EXHIBIT I.

                             PRELIMINARY STATEMENTS

                  Seller desires to transfer and assign Purchaser Interests to the Purchasers from time to time.

                  Each of the Conduits may, in its absolute and sole discretion, purchase its Percentage of each Purchaser Interest from Seller from time to time.

                  In the event that either Conduit declines to make any such purchase, its Liquidity Banks shall make such purchase.

                  Bank One, NA (Main Office Chicago) has been requested and is willing to act as Jupiter Agent on behalf of the Jupiter Group in accordance with the terms hereof.


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         Wachovia Bank, National Association has been requested and is willing to act as Blue Ridge Agent on behalf of the Blue Ridge Group in accordance with the terms hereof.

         Bank One, NA (Main Office Chicago) has been requested and is willing to act as Administrative Agent on behalf of the Purchasers in accordance with the terms hereof.


                                   ARTICLE I.

                              PURCHASE ARRANGEMENTS

Section 1.1       PURCHASE FACILITY.

         (a) On the terms and subject to the conditions set forth in this Agreement, Seller may from time to time prior to the Facility Termination Date, sell Purchaser Interests to the Purchasers by delivering (or causing Servicer to deliver, on Seller's behalf) a Purchase Notice to the Co-Agents in accordance with Section 1.2. Upon receipt of a copy of each Purchase Notice from Seller or Servicer, each of the Co-Agents shall determine whether its Conduit will purchase its Percentage of such Purchaser Interest, and

                  (i) in the event that Jupiter elects not to make any such purchase of its Percentage, the Jupiter Agent shall promptly notify Seller and the Jupiter Liquidity Banks of such fact, whereupon each of the Jupiter Liquidity Banks severally agrees to purchase its Ratable Share of such Percentage, on the terms and subject to the conditions hereof, PROVIDED that at no time may the aggregate Capital of the Jupiter Group at any one time outstanding exceed the lesser of (A) the aggregate amount of the Jupiter Liquidity Banks' Commitments hereunder, and (B) Jupiter's Percentage of the Net Receivables Balance (such lesser amount, the "JUPITER ALLOCATION LIMIT") less Aggregate Reserves; and

                  (ii) in the event that Blue Ridge elects not to make any such purchase of its Percentage, the Blue Ridge Agent shall promptly notify Seller and each of the Blue Ridge Liquidity Banks of such fact, whereupon each of the Blue Ridge Liquidity Banks severally agrees to purchase its Ratable Share of such Percentage, on the terms and subject to the conditions hereof, PROVIDED that at no time may the aggregate Capital of the Blue Ridge Group at any one time outstanding exceed the lesser of (A) the aggregate amount of the Blue Ridge Liquidity Banks' Commitments hereunder, and (B) Blue Ridge's Percentage of the Net Receivables Balance (such lesser amount, the "BLUE RIDGE ALLOCATION LIMIT") less Aggregate Reserves.

In no event shall the Aggregate Capital outstanding hereunder exceed the lesser of (1) the Purchase Limit and (2) the Net Receivables Balance less Aggregate Reserves. All Liquidity Banks' Commitments to Seller under this Agreement shall terminate on the Facility Termination Date.


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                  (b) Seller may, upon at least 10 Business Days' notice to the
         Agents, terminate in whole or reduce in part, ratably between the Blue Ridge Group and the Jupiter Group in accordance with their respective Percentages (and within each Group, ratably among the Liquidity Banks that are members thereof in accordance with their respective Ratable Shares), the unused portion of the Purchase Limit; PROVIDED that each partial reduction of the Purchase Limit shall be in an aggregate amount equal to $10,000,000 or a larger integral multiple of $1,000,000.

         Section 1.2 INCREASES. Seller (or Servicer, on Seller's behalf) shall provide each of the Co-Agents with at least two (2) Business Days' prior notice in a form set forth as Exhibit II hereto of each Incremental Purchase (a "PURCHASE NOTICE"). Each Purchase Notice shall be subject to Section 6.2 hereof and, except as set forth below, shall be irrevocable and shall specify the requested Purchase Price (which shall not be less than $3,000,000) and date of purchase (which, in the case of any Incremental Purchase (after the initial Incremental Purchase hereunder), shall only be on a Settlement Date) and, in the case of an Incremental Purchase to be funded by either Conduit's Liquidity Banks, the requested Discount Rate and Tranche Period. Following receipt of a Purchase Notice, each Co-Agent will determine whether its Conduit agrees to make its purchase. If either Conduit declines to make a proposed purchase, the Incremental Purchase of that Conduit's Percentage of such Purchaser Interest will be made by such Conduit's Liquidity Banks while the other Conduit's Percentage of such Purchaser Interest will be purchased by such other Conduit. On the date of each Incremental Purchase, upon satisfaction of the applicable conditions precedent set forth in Article VI, each of the Conduits or its Liquidity Banks, as applicable, shall deposit to the Facility Account, in immediately available funds, no later than 1:00 p.m. (Chicago time), an amount equal to (i) in the case of a Conduit, its Percentage of the Purchase Price of the Purchaser Interest then being purchased or (ii) in the case of a Liquidity Bank, such Liquidity Bank's Ratable Share of its Conduit's Percentage of the Purchase Price of the Purchaser Interest then being purchased.

         Section 1.3 DECREASES. Seller (or Servicer, on Seller's behalf) shall provide each of the Co-Agents with prior written notice in conformity with the Required Notice Period (each, a "REDUCTION NOTICE") of any proposed reduction of Aggregate Capital. Such Reduction Notice shall designate (i) the date (the "PROPOSED REDUCTION DATE") upon which any such reduction of Aggregate Capital shall occur (which date shall give effect to the applicable Required Notice Period), (ii) the amount of Aggregate Capital to be reduced (the "AGGREGATE REDUCTION"), (iii) each Group's Percentage of such Aggregate Reduction, which shall be applied ratably to the Purchaser Interests of the Conduit and Liquidity Banks in such Group in accordance with the amount of Capital (if any) owing to such Conduit, on the one hand, and the amount of Capital (if any) owing to such Liquidity Banks (ratably, based on their respective Ratable Shares), on the other hand. Only one (1) Reduction Notice shall be outstanding at any time.

         Section 1.4 PAYMENT REQUIREMENTS. All amounts to be paid or deposited by any Seller Party pursuant to any provision of this Agreement shall be paid or deposited in accordance with the terms hereof no later than 11:00 a.m. (Chicago time) on the day when due in immediately available funds, and if not received before 11:00 a.m. (Chicago time) shall be deemed to be received on the next succeeding Business Day. If such amounts are payable to the Administrative Agent, the Jupiter Agent or to a member of the Jupiter Group, they shall be paid to account no. 59-48118 at Bank One, NA (Main Office Chicago), in Chicago, Illinois, ABA No.


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01071000013 until otherwise notified by the Jupiter Agent or the Administrative
Agent (the "JUPITER GROUP ACCOUNT"). If such amounts are payable to the Blue Ridge Agent or to a member of the Blue Ridge Group, they shall be paid to account no. 8735-098787 at Wachovia Bank, National Association, in Winston-Salem, North Carolina, ABA No. 053100494, until otherwise notified by the Blue Ridge Agent (the "BLUE RIDGE GROUP ACCOUNT"). All computations of Yield, per annum fees calculated as part of any CP Costs, per annum fees hereunder and per annum fees under the Fee Letters shall be made on the basis of a year of 360 days for the actual number of days elapsed. If any amount hereunder shall be payable on a day which is not a Business Day, such amount shall be payable on the next succeeding Business Day.


         Section 1.5 EXTENSION OF EACH CONDUIT'S LIQUIDITY TERMINATION DATE. Provided that no Amortization Event or Potential Amortization Event has occurred, the Seller (or Servicer, on Seller's behalf) may request an extension of each Conduit's Liquidity Termination Date by submitting a request for an extension (each, an "EXTENSION REQUEST") to the Co-Agents no more than 120 days and not less than 30 days prior to the Conduits' then current Liquidity Termination Date. Upon receipt of such an Extension Request, the Blue Ridge Agent shall notify the Blue Ridge Group, and the Jupiter Agent shall notify the Jupiter Group, of the contents thereof and shall request each member of its respective Group to approve the Extension Request. Each Purchaser approving the Extension Request shall deliver its written approval to its Co-Agent no later than thirty (30) days after the request (the "RESPONSE DATE"), whereupon such Co-Agent shall notify the Administrative Agent, the other Co-Agent and the Seller within one Business Day thereafter as to whether all members of such Co-Agent's Group have approved the Extension Request. If all members of the Blue Ridge Group and all members of the Jupiter Group have approved the Extension Request by the Response Date, each Conduit's Liquidity Termination Date shall be extended to the date which is 364 days from the earlier to occur of the Response Date or the Administrative Agent's receipt of notice from each of the Co-Agents that their respective Groups have unanimously approved the requested extension (such earlier date, the "EXTENSION DATE"). If the members of either Group do not unanimously agree to an Extension Request, the Seller (or Servicer, on Seller's behalf) shall have the right to require the members of such Group to assign all, but not less than all, of their Commitments (as applicable) and all, but not less than all, of their outstanding Obligations (as applicable) by entering into written assignment(s) with one or more Eligible Assignees (who shall, unless an Amortization Event or Potential Amortization Event shall exist and be continuing, be acceptable to RPM (or, once applicable, Parent), which consent shall not be unreasonably withheld or delayed) not later than the 10th Business Day after such Eligible Assignee(s) are identified. Each such assignment to an Eligible Assignee (including, if agreed by the members of the other Group, to the members of the other Group) shall become effective on the Business Day following execution and delivery of the applicable written assignment; PROVIDED THAT the assigning Purchasers receive payment in full of their Obligations (it being understood that any breakage costs, expenses or other amounts which would be owing to such Purchaser pursuant to any indemnification provision hereof shall be payable by the Seller).


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                                  ARTICLE II.

                            PAYMENTS AND COLLECTIONS

         Section 2.1 PAYMENTS. Notwithstanding any limitation on recourse contained in this Agreement, Seller (or Servicer, on Seller's behalf) shall immediately remit to each of the Co-Agents when due, for the account of the relevant Purchaser or Purchasers in its Group, on a full recourse basis, all of the following (collectively, the "OBLIGATIONS"):


                  (i) such fees as set forth in the Fee Letters (which fees shall be sufficient to pay all fees owing to the Liquidity Banks),

                  (ii) all CP Costs,

                  (iii) all amounts payable as Yield,

                  (iv) all amounts payable as Deemed Collections (which shall be immediately due and payable by Seller and applied to reduce outstanding Aggregate Capital hereunder in accordance with Sections 2.2 and 2.3 hereof),

                  (v) all amounts required pursuant to Section 2.6,

                  (vi) all amounts payable pursuant to Article X, if any,

                  (vii) all Servicer costs and expenses, including the Servicing Fee, in connection with servicing, administering and collecting the Receivables,

                  (viii) all Broken Funding Costs, and

                  (ix) all Default Fees.

If Seller fails to pay any of the Obligations when due, Seller agrees to pay, on demand, the Default Fee in respect thereof until paid. Notwithstanding the foregoing, no provision of this Agreement or the Fee Letters shall require the payment or permit the collection of any amounts hereunder in excess of the maximum permitted by applicable law. If at any time Seller receives any Collections or is deemed to receive any Collections, Seller (or Servicer, on Seller's behalf) shall immediately pay such Collections or Deemed Collections to the Servicer for application in accordance with the terms and conditions hereof and, at all times prior to such payment, such Collections or Deemed Collections shall be held in trust by Seller for the exclusive benefit of the Purchasers and the Agents.

         Section 2.2 COLLECTIONS PRIOR TO AMORTIZATION. Prior to the Amortization Date, any Collections and/or Deemed Collections received by the Servicer shall be set aside and held in trust by the Servicer for the payment of any accrued and unpaid Aggregate Unpaids or for a Reinvestment as provided in this Section 2.2. If on any Business Day prior to the Amortization Date, any Collections are received by the Servicer after payment of any Obligations that are then due and owing, Seller hereby requests and the Purchasers hereby agree to make, simultaneously with such receipt, a reinvestment (each a "REINVESTMENT") with that portion of the balance of


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each and every Collection received by the Servicer that is part of any Purchaser
Interest, such that after giving effect to such Reinvestment, the amount of Capital of such Purchaser Interest immediately after such receipt and corresponding Reinvestment shall be equal to the amount of Capital immediately prior to such receipt. On each Settlement Date prior to the occurrence of the Amortization Date, the Servicer shall remit to the Blue Ridge Group's Account and the Jupiter Group's Account each Group's respective Percentage of the amounts set aside during the preceding Settlement Period that have not been subject to a Reinvestment and apply such amounts (if not previously paid in accordance with Section 2.1) to reduce the Obligations. Once such Obligations shall be reduced to zero, any additional Collections received by the Servicer
(i) if applicable, shall be remitted to the Blue Ridge Group's Account and the Jupiter Group's Account no later than 11:00 a.m. (Chicago time) to the extent required to fund the Groups' respective Percentages of any Aggregate Reduction on such Settlement Date and (ii) any balance remaining thereafter shall be remitted from the Servicer to Seller on such Settlement Date.

         Section 2.3 COLLECTIONS FOLLOWING AMORTIZATION. On the Amortization Date and on each day thereafter, the Servicer shall set aside and hold in trust, for the holders of each Purchaser Interest, all Collections received on such day and an additional amount of the Seller's funds for the payment of any accrued and unpaid Obligations owed by Seller and not previously paid by Seller in accordance with Section 2.1. On and after the Amortization Date, the Servicer shall, at any time upon the request from time to time by (or pursuant to standing instructions from) any Agent (i) remit to the Blue Ridge Group's Account and the Jupiter Group's Account the Groups' respective Percentages of the amounts set aside pursuant to the preceding sentence, and (ii) apply such amounts to reduce the applicable Group's Capital associated with each such Purchaser Interest and any other Aggregate Unpaids.

         Section 2.4 APPLICATION OF COLLECTIONS. If there shall be insufficient funds on deposit for the Servicer to distribute funds in payment in full of the aforementioned amounts pursuant to Section 2.2 or 2.3 (as applicable), the Servicer shall distribute funds:

                  FIRST, to the payment of the Servicer's reasonably and properly documented out-of-pocket costs and expenses in connection with servicing, administering and collecting the Receivables, including the Servicing Fee, if RPM or one of its Affiliates is not then acting as the Servicer,

                  SECOND, to the reimbursement of the Administrative Agent's costs of collection and enforcement of this Agreement,

                  THIRD, ratably to the payment of all accrued and unpaid fees under the Fee Letters, CP Costs and Yield,

                  FOURTH, for the ratable payment of all other unpaid Obligations, provided that to the extent such Obligations relate to the payment of Servicer costs and expenses, including the Servicing Fee, when RPM or one of its Affiliates is acting as the Servicer, such costs and expenses will not be paid until after the payment in full of all other Obligations,


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                  FIFTH, unless the Amortization Date has occurred or a
         Reduction Notice has been delivered, to the making of a Reinvestment,

                  SIXTH, to the ratable reduction of the Aggregate Capital, and

                  SEVENTH, after the Aggregate Unpaids have been indefeasibly reduced to zero, to Seller.

Collections applied to the payment of Aggregate Unpaids shall be distributed in accordance with the aforementioned provisions, and, giving effect to each of the priorities set forth above in this Section 2.4, shall be shared ratably (within each priority) among the Agents and the Purchasers in accordance with the amount of such Aggregate Unpaids owing to each of them in respect of each such priority.

         Section 2.5 PAYMENT RESCISSION. No payment of any of the Aggregate Unpaids shall be considered paid or applied hereunder to the extent that, at any time, all or any portion of such payment or application is rescinded by application of law or judicial authority, or must otherwise be returned or refunded for any reason. Seller shall remain obligated for the amount of any payment or application so rescinded, returned or refunded, and shall promptly pay to the applicable Co-Agent (for application to the Person or Persons who suffered such rescission, return or refund) the full amount thereof, plus the Default Fee from the date of any such rescission, return or refunding.

         Section 2.6 MAXIMUM PURCHASER INTERESTS. Seller shall ensure that the Purchaser Interests of the Purchasers shall at no time exceed in the aggregate 100%. If the aggregate of the Purchaser Interests of the Purchasers exceeds 100%, Seller shall pay to each of the Co-Agents within two (2) Business Days its respective Percentage of an amount to be applied to reduce the aggregate Capital outstanding from the members of its Group (as allocated by such Co-Agent), such that after giving effect to such payment, the aggregate of the Purchaser Interests equals or is less than 100%.

         Section 2.7 CLEAN UP CALL. In addition to Seller's rights pursuant to
Section 1.3, Seller shall have the right (after providing written notice to the Agents in accordance with the Required Notice Period), at any time following the reduction of the Aggregate Capital to a level that is less than 20.0% of the original Purchase Limit, to repurchase from the Purchasers all, but not less than all, of the then outstanding Purchaser Interests. The purchase price in respect thereof shall be an amount equal to the Aggregate Unpaids through the date of such repurchase, payable in immediately available funds. Such repurchase shall be without representation, warranty or recourse of any kind by, on the part of, or against any Purchaser or any Agent except for a representation and warranty that the reconveyance to Seller is being made free and clear of any Adverse Claim created by any Agent or any Purchaser.


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                                  ARTICLE III.

                                 CONDUIT FUNDING

         Section 3.1 CP COSTS. Seller shall pay CP Costs with respect to the Capital associated with each Purchaser Interest of a Conduit for each day that any Capital in respect of such Purchaser Interest is outstanding. Each Purchaser Interest funded substantially with Pooled Commercial Paper will accrue CP Costs each day on a pro rata basis, based upon the percentage share the Capital in respect of such Purchaser Interest represents in relation to all assets held by such Conduit and funded substantially with related Pooled Commercial Paper

         Section 3.2 CP COSTS PAYMENTS. On each Settlement Date, Seller shall pay to each of the Co-Agents (for the benefit of its Conduit) an aggregate amount equal to all accrued and unpaid CP Costs in respect of the Capital associated with all Purchaser Interests of such Conduit for the immediately preceding Accrual Period in accordance with Article II.

         Section 3.3 CALCULATION OF CP COSTS. Not later than the 3rd Business Day immediately preceding each Settlement Date, each Conduit shall calculate the aggregate amount of CP Costs allocated to the Capital of its Purchaser Interests for the applicable Accrual Period and shall notify Seller in writing of such aggregate amount.


                                  ARTICLE IV.

                             LIQUIDITY BANK FUNDING

         Section 4.1 LIQUIDITY BANK FUNDING. Each Purchaser Interest of either Conduit's Liquidity Banks shall accrue Yield for each day during its Tranche Period at either the LIBO Rate or the Prime Rate in accordance with the terms and conditions hereof. Until Seller gives notice to the applicable Co-Agent of another Discount Rate in accordance with Section 4.4, the initial Discount Rate for any Purchaser Interest transferred by a Conduit to its Liquidity Banks pursuant to the terms and conditions of its Liquidity Agreement shall be the Prime Rate. If either Conduit's Liquidity Banks acquire by assignment from such Conduit any Purchaser Interest pursuant to the applicable Liquidity Agreement, each Purchaser Interest so assigned shall each be deemed to have a new Tranche Period commencing on the date of any such assignment.

         Section 4.2 YIELD PAYMENTS. On the Settlement Date for each Purchaser Interest of a Conduit's Liquidity Banks, Seller shall pay to the applicable Co-Agent (for the ratable benefit of the Liquidity Banks in its Group) an aggregate amount equal to the accrued and unpaid Yield for the entire Tranche Period of each such Purchaser Interest in accordance with Article II.

         Section 4.3 SELECTION AND CONTINUATION OF TRANCHE PERIODS.

                  (a) Seller (or Servicer, on Seller's behalf) shall from time to time request Tranche Periods for the Purchaser Interests of the Liquidity Banks in such Co-Agent's Group, PROVIDED that if at any time such Liquidity Banks shall have a Purchaser Interest, Seller shall always request Tranche Periods such that at least one Tranche Period shall end on the date specified in clause (A) of the definition of Settlement Date.


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                  (b) Seller, Servicer (on Seller's behalf) or the applicable
         Co-Agent, upon notice to and consent by the other received at least three (3) Business Days prior to the end of a Tranche Period (the "TERMINATING TRANCHE") for any Purchaser Interest, may, effective on the last day of the Terminating Tranche: (i) divide any such Purchaser Interest into multiple Purchaser Interests, (ii) combine any such Purchaser Interest with one or more other Purchaser Interests that have a Terminating Tranche ending on the same day as such Terminating Tranche or (iii) combine any such Purchaser Interest with a new Purchaser Interest to be purchased on the day such Terminating Tranche ends, PROVIDED that in no event may a Purchaser Interest of a Conduit be combined with a Purchaser Interest of its Liquidity Banks.

         Section 4.4 LIQUIDITY BANK DISCOUNT RATES. Seller may select the LIBO Rate or the Prime Rate for each Purchaser Interest of either Conduit's Liquidity Banks. Seller shall by 11:00 a.m. (Chicago time): (i) at least three (3) Business Days prior to the expiration of any Terminating Tranche with respect to which the LIBO Rate is being requested as a new Discount Rate and (ii) at least one (1) Business Day prior to the expiration of any Terminating Tranche with respect to which the Prime Rate is being requested as a new Discount Rate, give the applicable Co-Agent irrevocable notice of the new Discount Rate for the Purchaser Interest associated with such Terminating Tranche. Until Seller gives notice to the applicable Co-Agent of another Discount Rate, the initial Discount Rate for any Purchaser Interest transferred to the Liquidity Banks in its Group pursuant to the terms and conditions of the applicable Liquidity Agreement shall be the Prime Rate.

         Section 4.5 SUSPENSION OF THE LIBO RATE

                  (a) If any Liquidity Bank notifies the applicable Co-Agent that it has determined that funding its Ratable Share of the Purchaser Interests of the Liquidity Banks in its Group at a LIBO Rate would violate any applicable law, rule, regulation, or directive of any governmental or regulatory authority, whether or not having the force of law, or that (i) deposits of a type and maturity appropriate to match fund its Purchaser Interests at such LIBO Rate are not available or (ii) such LIBO Rate does not accurately reflect the cost of acquiring or maintaining a Purchaser Interest at such LIBO Rate, then such Co-Agent shall suspend the availability of such LIBO Rate for its Group and require Seller to select the Prime Rate for any Purchaser Interest of its Group accruing Yield at such LIBO Rate.

                  (b) If less than all of the Liquidity Banks in a Group give a notice to their applicable Co-Agent pursuant to Section 4.5(a), each Liquidity Bank which gave such a notice shall be obliged, at the request of Seller, the applicable Conduit or the applicable Co-Agent, to assign all of its rights and obligations hereunder to (i) another Liquidity Bank or (ii) another funding entity reasonably acceptable to the applicable Conduit and Seller and willing to participate in this Agreement through the Liquidity Termination Date in the place of such notifying Liquidity Bank; PROVIDED that (i) the notifying Liquidity Bank receives payment in full, pursuant to an Assignment Agreement, of an amount equal to such notifying Liquidity Bank's Ratable Share of the Capital and Yield owing to all of the Liquidity Banks in its Group and all accrued but unpaid fees and other costs and expenses payable in respect of its Ratable of the Purchaser Interests of such Liquidity Banks, and (ii) the replacement Liquidity Bank otherwise satisfies the requirements of Section 12.1(b).


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                                   ARTICLE V.

                         REPRESENTATIONS AND WARRANTIES

         Section 5.1 REPRESENTATIONS AND WARRANTIES OF SELLER . Seller hereby represents and warrants to the Agents and the Purchasers, as to itself, as of the date hereof and as of the date of each Incremental Purchase and the date of each Reinvestment that:

                  (a) EXISTENCE AND POWER. Seller is duly organized, validly existing and in good standing under the laws of its state of organization. Seller is duly qualified to do business and is in good standing as a foreign corporation, and has and holds all corporate power and all governmental licenses, authorizations, consents and approvals required to carry on its business in each jurisdiction in which its business is conducted except where the failure to so qualify or so hold could not reasonably be expected to have a Material Adverse Effect.

                  (b) POWER AND AUTHORITY; DUE AUTHORIZATION, EXECUTION AND DELIVERY. The execution and delivery by Seller of this Agreement and each other Transaction Document to which it is a party, the performance of its obligations hereunder and thereunder and the use of the proceeds of purchases made hereunder, are within its corporate powers and authority and have been duly authorized by all necessary corporate action on its part. This Agreement and each other Transaction Document to which Seller Party is a party has been duly executed and delivered by Seller.

                  (c) NO CONFLICT. The execution and delivery by Seller of this Agreement and each other Transaction Document to which it is a party, and the performance of its obligations hereunder and thereunder do not contravene or violate (i) its certificate or articles of incorporation or by-laws, (ii) any law, rule or regulation applicable to it, (iii) any restrictions under any agreement, contract or instrument to which it is a party or by which it or any of its property is bound, or (iv) any order, writ, judgment, award, injunction or decree binding on or affecting it or its property, and do not result in the creation or imposition of any Adverse Claim on assets of Seller (except as created hereunder) except, in any case, where such contravention or violation could not reasonably be expected to have a Material Adverse Effect; and no transaction contemplated hereby requires compliance with any bulk sales act or similar law.

                  (d) GOVERNMENTAL AUTHORIZATION. Other than the filing of the financing statements required hereunder, no authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the due execution and delivery by Seller of this Agreement and each other Transaction Document to which it is a party and the performance of its obligations hereunder and thereunder.

                  (e) ACTIONS, SUITS. Seller represents and warrants that (i) there are no actions, suits or proceedings pending, or to the best of Seller's knowledge, threatened, against or affecting Seller, or any of its properties, in or before any court, arbitrator or other body, that could reasonably be expected to have a Material Adverse Effect, and
         (ii) Seller is not in default with respect to any order of any court, arbitrator or governmental body.

                  (f) BINDING EFFECT. This Agreement and each other Transaction Document to which Seller is a party constitute the legal, valid and binding obligations of Seller enforceable against Seller in accordance with their respective terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws relating to or limiting creditors' rights generally and by general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

                  (g) ACCURACY OF INFORMATION. Seller represents and warrants that all information heretofore furnished by Seller or by any Responsible Officer of an Originator to any of the Agents or Purchasers for purposes of or in connection with this Agreement, any of the other Transaction Documents or any transaction contemplated hereby or thereby is, and all such information hereafter furnished by Seller or any such Responsible Officer to any of the Agents or Purchasers will be, true and accurate in every material respect on the date such information is stated or certified and does not and will not contain any material misstatement of fact or omit to state a material fact or any fact necessary to make the statements contained therein not misleading. Servicer represents and warrants that each Monthly Report completed and compiled by it accurately aggregates the information received by it from the Originators and correctly computes the ratios and concentrations set forth therein based upon such aggregates.

                  (h) USE OF PROCEEDS. Seller represents and warrants that it will not use the proceeds of any purchase hereunder (i) for a purpose that violates, or would be inconsistent with, Regulation T, U or X promulgated by the Board of Governors of the Federal Reserve System from time to time or (ii) to acquire any security in any transaction which is subject to Section 12, 13 or 14 of the Securities Exchange Act of 1934, as amended.

                  (i) GOOD TITLE. Seller represents and warrants that immediately prior to each purchase hereunder, Seller shall be the legal and beneficial owner of the Receivables and Related Security with respect thereto, free and clear of any Adverse Claim, except as created by the Transaction Documents. Seller represents and warrants that there have been duly filed all financing statements or other similar instruments or documents necessary under the UCC (or any comparable law) of all appropriate jurisdictions to perfect Seller's ownership or security interest in each Receivable, its Collections and the Related Security.

                  (j) PERFECTION. Seller represents and warrants that this Agreement, together with the filing of the financing statements contemplated hereby, is effective to, and shall, upon each purchase hereunder, transfer to the Administrative Agent for the benefit of the relevant Purchaser or Purchasers (and the Administrative Agent for the benefit of such Purchaser or Purchasers shall acquire from Seller) a valid and perfected first priority undivided percentage ownership or security interest in each Receivable existing or hereafter arising and in the Related Security and Collections with respect thereto, free and clear of any Adverse Claim, except as created by the Transactions Documents. Seller represents and warrants that there have been duly filed all financing statements or other similar instruments or documents necessary under the UCC (or any comparable law) of all appropriate jurisdictions to perfect the Administrative Agent's (on behalf of the Purchasers) ownership or security interest in the Receivables, the Related Security and the Collections.

                  (k) PLACES OF BUSINESS AND LOCATIONS OF RECORDS. The principal places of business and chief executive office of Seller and the offices where it keeps all of its Records are located at the address(es) listed on Exhibit III or such other locations of which the Agents have been notified in accordance with Section 7.2(a) in jurisdictions where all action required by Section 14.4(a) has been taken and completed. Seller's Federal Employer Identification Number and Organizational Identification Number are correctly set forth on Exhibit III.

                  (l) COLLECTIONS. Each of the Seller Parties represents and warrants that the conditions and requirements set forth in Section 7.1(j) and Section 8.2 have at all times been satisfied and duly performed. Seller represents and warrants that the names and addresses of all Collection Banks, together with the account numbers of the Collection Accounts of Seller at each Collection Bank and the post office box number of each Lock-Box, are listed on Exhibit IV. Seller represents and warrants that Seller has not granted any Person, other than the Administrative Agent as contemplated by this Agreement, dominion and control of any Lock-Box or Collection Account, or the right to take dominion and control of any such Lock-Box or Collection Account at a future time or upon the occurrence of a future event. Notwithstanding the foregoing, Seller confirms that it has granted the Servicer a right of access to the Lock-Boxes and Collection Accounts to the extent permitted in the Collection Account Agreements.

                  (m) MATERIAL ADVERSE EFFECT. Seller represents and warrants that since May 31, 2001, no event has occurred that would have a Material Adverse Effect.

                  (n) NAMES. In the past five (5) years, Seller has not used any corporate names, trade names or assumed names other than the name in which it has executed this Agreement.

                  (o) OWNERSHIP OF SELLER. Seller represents and warrants that RPM (or, once applicable, Parent) and the Originators, collectively, own, directly or indirectly, 100% of the issued and outstanding capital stock of all classes of Seller, free and clear of any Adverse Claim. Seller represents and warrants that such capital stock is validly issued, fully paid and nonassessable, and that there are no options, warrants or other rights to acquire securities of Seller.

                  (p) NOT A HOLDING COMPANY OR AN INVESTMENT COMPANY. Seller is not a "holding company" or a "subsidiary holding company" of a "holding company" within the meaning of the Public Utility Holding Company Act of 1935, as amended, or any successor statute. Seller is not an "investment company" within the meaning of the Investment Company Act of 1940, as amended, or any successor statute.

                  (q) COMPLIANCE WITH LAW. Seller has complied in all respects with all applicable laws, rules, regulations, orders, writs, judgments, injunctions, decrees or awards to which it may be subject, except where the failure to so comply could not reasonably be expected to have a Material Adverse Effect. Each Receivable, together with the Contract related thereto, does not contravene any laws, rules or regulations applicable thereto (including, without limitation, laws, rules and regulations relating to truth in lending, fair credit billing, fair credit reporting, equal credit opportunity, fair debt collection practices and privacy), and no part of such Contract is in violation of any such law, rule or regulation, except where such contravention or violation could not reasonably be expected to have a Material Adverse Effect.

                  (r) COMPLIANCE WITH CREDIT AND COLLECTION POLICY. Seller has complied in all material respects with the Credit and Collection Policy with regard to each Receivable and the related Contract, and has not made any material change to such Credit and Collection Policy, except such material change as to which the Agents have been notified in accordance with Section 4.1(a)(vii) of the Receivables Sale Agreement.

                  (s) PAYMENTS TO APPLICABLE ORIGINATOR. With respect to each Receivable transferred to Seller under the Receivables Sale Agreement, Seller has given reasonably equivalent value to the applicable Originator in consideration therefor and such transfer was not made for or on account of an antecedent debt. No transfer by any Originator of any Receivable under the Receivables Sale Agreement is or may be voidable under any section of the Bankruptcy Reform Act of 1978 (11 U.S.C.ss.ss.101 et seq.), as amended.

                  (t) ENFORCEABILITY OF CONTRACTS. Seller represents and warrants that each Contract with respect to each Eligible Receivable is effective to create, and has created, a legal, valid and binding obligation of the related Obligor to pay the Outstanding Balance of the Eligible Receivable created thereunder and any accrued interest thereon, enforceable against the Obligor in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws relating to or limiting creditors' rights generally and by general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

                  (u) ELIGIBLE RECEIVABLES. Seller represents and warrants that each Receivable included in the Net Receivables Balance as an Eligible Receivable was an Eligible Receivable on the date so included.

                  (v) NET RECEIVABLES BALANCE. Seller represents and warrants that Seller has determined that, immediately after giving effect to each purchase hereunder, the Net Receivables Balance is at least equal to the sum of (i) the Aggregate Capital, plus (ii) the Aggregate Reserves.

                  (w) ACCOUNTING. The manner in which Seller accounts for the transactions contemplated by this Agreement and the Receivables Sale Agreement does not jeopardize the true sale analysis.

         Section 5.2 LIQUIDITY BANK REPRESENTATIONS AND WARRANTIES. Each Liquidity Bank hereby represents and warrants to the applicable Co-Agent and the applicable Conduit that:

                  (a) EXISTENCE AND POWER. Such Liquidity Bank is a corporation or a banking association duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization, and has all corporate power to perform its obligations hereunder.

                  (b) NO CONFLICT. The execution and delivery by such Liquidity Bank of this Agreement and the performance of its obligations hereunder are within its corporate powers, have been duly authorized by all necessary corporate action, do not contravene or violate (i) its certificate or articles of incorporation or association or by-laws,
         (ii) any law, rule or regulation applicable to it, (iii) any restrictions under any agreement, contract or instrument to which it is a party or any of its property is bound, or (iv) any order, writ, judgment, award, injunction or decree binding on or affecting it or its property, and do not result in the creation or imposition of any Adverse Claim on its assets. This Agreement has been duly authorized, executed and delivered by such Liquidity Bank.

                  (c) GOVERNMENTAL AUTHORIZATION. No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the due execution and delivery by such Liquidity Bank of this Agreement and the performance of its obligations hereunder.

                  (d) BINDING EFFECT. This Agreement constitutes the legal, valid and binding obligation of such Liquidity Bank enforceable against such Liquidity Bank in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws relating to or limiting creditors' rights generally and by general principles of equity (regardless of whether such enforcement is sought in a proceeding in equity or at law).


                                  ARTICLE VI.

                             CONDITIONS OF PURCHASES

         Section 6.1 CONDITIONS PRECEDENT TO INITIAL INCREMENTAL PURCHASE. The initial Incremental Purchase of a Purchaser Interest under this Agreement is subject to the conditions precedent that (a) the Administrative Agent shall have received on or before the date of such purchase those documents listed on Schedule B, and (b) each of the Agents shall have received all fees and expenses required to be paid on such date pursuant to the terms of this Agreement and the applicable Fee Letter.

         Section 6.2 CONDITIONS PRECEDENT TO ALL PURCHASES AND REINVESTMENTS. Each purchase of a Purchaser Interest and each Reinvestment shall be subject to the further conditions precedent that (a) in the case of each such purchase or
Reinvestment: (i) the Servicer shall have delivered to the Co-Agents on or prior to the date of such purchase, in form and substance satisfactory to each of the Co-Agents, all Monthly Reports as and when due under Section 8.5 and (ii) upon either Co-Agent's reasonable request, the Servicer shall have delivered to the Co-Agents at least three (3) days prior to such purchase or Reinvestment an interim Monthly Report showing the amount of Eligible Receivables; (b) the Facility Termination Date shall not have occurred; (c) the Agents shall have received such other approvals, opinions or documents as it may reasonably request and (d) on the date of each such Incremental Purchase or Reinvestment, the following statements shall be true (and acceptance of the proceeds of such Incremental Purchase or Reinvestment shall be deemed a representation and warranty by Seller that such statements are then true):

                           (i) the representations and warranties set forth in
                  Section 5.1 are true and correct on and as of the date of such Incremental Purchase or Reinvestment as though made on and as of such date; PROVIDED, HOWEVER, that so long as the RPM Credit Agreement does not require the datedown as of each borrowing date of the absence of material adverse change representation thereunder, the representation contained in
                  Section 5.1(m) of this Agreement need only be true as of the date of the initial Purchase hereunder;

                           (ii) no event has occurred and is continuing, or
                  would result from such Incremental Purchase or Reinvestment, that will constitute an Amortization Event, and no event has occurred and is continuing, or would result from such Incremental Purchase or Reinvestment, that would constitute a Potential Amortization Event; and

                           (iii) the Aggregate Capital does not exceed the
                  Purchase Limit and the aggregate Purchaser Interests do not exceed 100%.

It is expressly understood that each Reinvestment shall, unless otherwise directed by any Agent or Purchaser, occur automatically on each day that the Servicer shall receive any Collections without the requirement that any further action be taken on the part of any Person and notwithstanding the failure of Seller to satisfy any of the foregoing conditions precedent in respect of such Reinvestment. The failure of Seller to satisfy any of the foregoing conditions precedent in respect of any Reinvestment shall give rise to a right of each Co-Agent, which right may be exercised at any time on demand of such Co-Agent, to rescind the related purchase and direct Seller to pay to the Co-Agents for the benefit of the Purchasers in their respective Group's their respective Percentages of the Collections prior to the Amortization Date that shall have been applied to the affected Reinvestment.

                                  ARTICLE VII.

                                    COVENANTS

         Section 7.1 AFFIRMATIVE COVENANTS OF THE SELLER PARTIES. Until the date on which the Aggregate Unpaids have been indefeasibly paid in full and this Agreement terminates in accordance with its terms:

                  (a) FINANCIAL REPORTING. Such Seller Party will maintain, for itself and each of its Subsidiaries, a system of accounting established and administered in accordance with GAAP, and furnish or cause to be furnished to the Agents:

                        (i) ANNUAL REPORTING. As soon as available and in any event within 90 days after the end of each fiscal year of RPM (or, once applicable, Parent), (A) the audited annual financial statements of RPM required to be delivered under SECTION 4.1(a)(i) of the Receivables Sale Agreement, together with (B) comparable unaudited annual financial statements of Seller.

                        (ii) QUARTERLY REPORTING. As soon as available and in any event within 60 days after the end of each fiscal quarter of RPM,
         (A) the quarterly financial statements of RPM required to be delivered under SECTION 4.1(a)(ii) of the Receivables Sale Agreement, together with (B) comparable unaudited quarterly financial statements of Seller.

                        (iii) COMPLIANCE CERTIFICATE. Together with the financial statements required hereunder, a compliance certificate in substantially the form of Exhibit V signed by the applicable Seller Party's Authorized Officer and dated the date of such annual financial statement or such quarterly financial statement, as the case may be.

                        (iv) SHAREHOLDERS STATEMENTS AND REPORTS. Promptly upon the furnishing thereof to the shareholders of RPM (or, once applicable, Parent), copies of all financial statements, reports and proxy statements so furnished.

                        (v) S.E.C. FILINGS. Promptly upon the filing thereof, copies of all registration statements (other than any registration statements on Form S-8 or its equivalent) and any reports which RPM (or, once applicable, Parent) files with the Securities and Exchange Commission.

                        (vi) COPIES OF NOTICES. Promptly upon its receipt of any notice, request for consent, financial statements, certification, report or other communication under or in connection with any Transaction Document from any Originator, the Performance Guarantor or any Collection Bank, copies of the same.

                        (vii) OTHER INFORMATION. Promptly, from time to time, such other information, documents, records or reports relating to the Receivables or the financial condition, operations, prospects or business of such Seller Party as any of the Agents may from time to time reasonably request in order to protect the interests of the Agents and the Purchasers under or as contemplated by this Agreement.

                  (b) NOTICES. Such Seller Party will notify the Agents in writing of any of the following promptly upon learning of the occurrence thereof, describing the same and, if applicable, the steps being taken with respect thereto:

                        (i) AMORTIZATION EVENTS OR POTENTIAL AMORTIZATION EVENTS. The occurrence of each Amortization Event and each Potential Amortization Event, by a statement of an Authorized Officer of such Seller Party.

                        (ii) JUDGMENT AND PROCEEDINGS. (A) (1) The entry of any judgment or decree against the Servicer or any of its respective Subsidiaries if the aggregate amount of all judgments and decrees then outstanding against the Servicer and its Subsidiaries exceeds $35,000,000 after deducting (a) the amount with respect to which the Servicer or any such Subsidiary is insured and with respect to which the insurer has acknowledged responsibility, and (b) the amount for which the Servicer or any such Subsidiary is otherwise indemnified if the terms of such indemnification are satisfactory to the Agents, and (2) the institution of any litigation, arbitration proceeding or governmental proceeding against the Servicer which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect; and (B) the entry of any judgment or decree or the institution of any litigation, arbitration proceeding or governmental proceeding against Seller.

                        (iii) MATERIAL ADVERSE EFFECT. The occurrence of any event or condition that has had, or could reasonably be expected to have, a Material Adverse Effect.

                        (iv) DEFAULTS UNDER OTHER AGREEMENTS. The occurrence of a default or an event of default under any other financing arrangement relating to a line of credit or Indebtedness in excess of $5 million in aggregate principal amount pursuant to which such Originator is a debtor or an obligor.

                        (v) TERMINATION DATE. The occurrence of the "TERMINATION DATE" under and as defined in the Receivables Sale Agreement.

                        (vi) DOWNGRADE OF PERFORMANCE GUARANTOR. Any downgrade in the rating of any Indebtedness of Performance Guarantor by Standard & Poor's Ratings Group or by Moody's Investors Service, Inc., setting forth the Indebtedness affected and the nature of such change.

                  (c) COMPLIANCE WITH LAWS AND PRESERVATION OF CORPORATE EXISTENCE. Such Seller Party will comply in all respects with all applicable laws, rules, regulations, orders, writs, judgments, injunctions, decrees or awards to which it may be subject, except where the failure to so comply could not reasonably be expected to have a Material Adverse Effect. Such Seller Party will preserve and maintain its corporate existence, rights, franchises and privileges in the jurisdiction of its incorporation, and qualify and remain qualified in good standing as a foreign corporation in each jurisdiction where its business is conducted, except where the failure to so preserve and maintain or qualify could not reasonably be expected to have a Material Adverse Effect.

                  (d) AUDITS. Such Seller Party will furnish to the Agents from time to time such information with respect to it and the Receivables as any of the Agents may reasonably request. Such Seller Party will, from time to time during regular business hours as requested by any of the Agents upon reasonable notice and at the sole cost of such Seller Party, permit each of the Agents, or its agents or representatives (and shall cause each Originator to permit each of the Agents or its agents or representatives): (i) to examine and make copies of and abstracts from all Records in the possession or under the control of such Person relating to the Receivables and the Related Security, including, without limitation, the related Contracts, and (ii) to visit the offices and properties of such Person for the purpose of examining such materials described in clause
(i) above, and to discuss matters relating to such Person's financial condition or the Receivables and the Related Security or any Person's performance under any of the Transaction Documents or any Person's performance under the Contracts and, in each case, with any of the officers or employees of Seller or the Servicer having knowledge of such matters (each of the foregoing examinations and visits, a "REVIEW"); PROVIDED, HOWEVER, that, except in connection with an Extension Request, so long as no Amortization Event or Potential Amortization Event has occurred, the Seller Parties shall only be responsible for the costs and expenses of one (1) Review in any one calendar year.

                  (e) KEEPING AND MARKING OF RECORDS AND BOOKS.

                           (i) The Servicer will (and will cause each Originator
                  to) maintain and implement administrative and operating procedures (including, without limitation, an ability to recreate records evidencing Receivables in the event of the destruction of the originals thereof), and keep and maintain all documents, books, records and other information reasonably necessary or advisable for the collection of all Receivables (including, without limitation, records adequate to permit the immediate identification of each new Receivable and all Collections of and adjustments to each existing Receivable). The Servicer will (and will cause each Originator to) give the Agents notice of any material change in the administrative and operating procedures referred to in the previous sentence.

                           (ii) Servicer will (and will cause each Originator
                  to) (A) on or prior to the date hereof, mark its master data processing records and other books and records relating to the Purchaser Interests with a legend, acceptable to the Agents, describing the Purchaser Interests and (B) upon the request of any of the Agents following the occurrence of an Amortization Event, deliver to the Administrative Agent all invoices included in the Contracts (including, without limitation, all multiple originals of any such invoice) relating to the Receivables.

                  (f) COMPLIANCE WITH CONTRACTS AND CREDIT AND COLLECTION POLICY. Servicer will (and will cause each Originator to) timely and fully (i) perform and comply in all material respects with all provisions, covenants and other promises required to be observed by it under the Contracts related to the Receivables, and (ii) comply in all material respects with the Credit and Collection Policy in regard to each Receivable and the related Contract.

                  (g) PERFORMANCE AND ENFORCEMENT OF RECEIVABLES SALE AGREEMENT AND PERFORMANCE UNDERTAKING. Seller will, and will require each of the Originators to, perform each of their respective obligations and undertakings under and pursuant to the Receivables Sale Agreement, will purchase Receivables thereunder in strict compliance with the terms thereof and will vigorously enforce the rights and remedies accorded to Seller under the Receivables Sale Agreement. Seller will take all actions to perfect and enforce its rights and interests (and the rights and interests of the Agents and the Purchasers as assignees of Seller) under the Receivables Sale Agreement as any Agent may from time to time reasonably request, including, without limitation, making claims to which it may be entitled under any indemnity, reimbursement or similar provision contained in the Receivables Sale Agreement. In addition, Seller will vigorously enforce the rights and remedies accorded to Seller under the Performance Undertaking.

                  (h) OWNERSHIP. Seller will (or will cause each Originator to) take all necessary action to (i) vest legal and equitable title to the Receivables, the Related Security and the

Collections purchased under the Receivables Sale Agreement irrevocably in Seller, free and clear of any Adverse Claims other than Adverse Claims in favor of the Administrative Agent and the Purchasers (including, without limitation, the filing of all financing statements or other similar instruments or documents necessary under the UCC (or any comparable law) of all appropriate jurisdictions to perfect Seller's interest in such Receivables, Related Security and Collections and such other action to perfect, protect or more fully evidence the interest of Seller therein as any Agent may reasonably request), and (ii) establish and maintain, in favor of the Administrative Agent, for the benefit of the Purchasers, a valid and perfected first priority undivided percentage ownership interest (and/or a valid and perfected first priority security interest) in all Receivables, Related Security and Collections to the full extent contemplated herein, free and clear of any Adverse Claims other than Adverse Claims in favor of the Administrative Agent for the benefit of the Purchasers (including, without limitation, the filing of all financing statements or other similar instruments or documents necessary under the UCC (or any comparable law) of all appropriate jurisdictions to perfect the Administrative Agent's (for the benefit of the Purchasers) interest in such Receivables, Related Security and Collections and such other action to perfect, protect or more fully evidence the interest of the Administrative Agent for the benefit of the Purchasers as any Agent may reasonably request).

                  (i) PURCHASERS' RELIANCE. Seller acknowledges that the Agents and the Purchasers are entering into the transactions contemplated by this Agreement in reliance upon Seller's identity as a legal entity that is separate from the Norwegian Company, each of the Originators, the Performance Guarantor and their respective other Affiliates (collectively, the "RPM GROUP"). Therefore, from and after the date of execution and delivery of this Agreement, Seller shall take all reasonable steps, including, without limitation, all steps that any Agent or Purchaser may from time to time reasonably request, to maintain Seller's identity as a separate legal entity and to make it manifest to third parties that Seller is an entity with assets and liabilities distinct from those of the members of the RPM Group thereof and not just a division thereof. Without limiting the generality of the foregoing and in addition to the other covenants set forth herein, Seller will:

                             (A) conduct its own business in its own name and
                        require that all full-time employees of Seller, if any, identify themselves as such and not as employees of any member of the RPM Group (including, without limitation, by means of providing appropriate employees with business or identification cards identifying such employees as Seller's employees);

                             (B) compensate all employees, consultants and
                        agents directly, from Seller's own funds, for services provided to Seller by such employees, consultants and agents and, to the extent any employee, consultant or agent of Seller is also an employee, consultant or agent of a member of the RPM Group, allocate the compensation of such employee, consultant or agent between Seller and the members of the RPM Group on a basis that reflects the services rendered to Seller and the RPM Group;

                             (C) clearly identify its offices (by signage or
                        otherwise) as its offices and, if such office is located in the offices of a member of the RPM Group, Seller shall lease such office at a fair market rent;

                             (D) have separate stationery, invoices and checks
                        in its own name;

                             (E) conduct all transactions with the members of
                        the RPM Group strictly on an arm's-length basis, allocate all overhead expenses (including, without limitation, telephone and other utility charges) for items shared between Seller and the RPM Group on the basis of actual use to the extent practicable and, to the extent such allocation is not practicable, on a basis reasonably related to actual use;

                             (F) at all times have a Board of Directors
                        consisting of not less than three members, at least one member of which is an Independent Director;

                             (G) observe all corporate formalities as a distinct
                        entity, and ensure that all corporate actions relating to (A) the selection, maintenance or replacement of the Independent Director, (B) the dissolution or liquidation of Seller or (C) the initiation of, participation in, acquiescence in or consent to any bankruptcy, insolvency, reorganization or similar proceeding involving Seller, are duly authorized by unanimous vote of its Board of Directors (including the Independent Director);

                             (H) maintain Seller's books and records separate
                        from those of the members of the RPM Group and otherwise readily identifiable as its own assets rather than assets of a member of the RPM Group;

                             (I) prepare its financial statements separately
                        from those of the RPM Group and insure that any consolidated financial statements of the RPM Group (or any member thereof) that include Seller and that are filed with the Securities and Exchange Commission or any other governmental agency have notes clearly stating that Seller is a separate legal entity and that its assets will be available first and foremost to satisfy the claims of the creditors of Seller;

                             (J) except as herein specifically otherwise
                        provided, maintain the funds or other assets of Seller separate from, and not commingled with, those of the members of the RPM Group and only maintain bank accounts or other depository accounts to which Seller alone is the account party, into which Seller alone (or Servicer, on Seller's behalf) makes deposits and from which Seller alone (or Servicer, on Seller's behalf, or the Administrative Agent hereunder) has the power to make withdrawals;

                             (K) pay all of Seller's operating expenses from
                        Seller's own assets (except for certain payments by a member of the RPM Group or other Persons pursuant to allocation arrangements that comply with the requirements of this Section 7.1(i));

                             (L) operate its business and activities such that:
                        it does not engage in any business or activity of any kind, or enter into any transaction or indenture, mortgage, instrument, agreement, contract, lease or other undertaking, other than the transactions contemplated and authorized by this Agreement and the Receivables Sale Agreement; and does not create, incur, guarantee, assume or suffer to exist any indebtedness or other liabilities, whether direct or contingent, other than (1) as a result of the endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business, (2) the incurrence of obligations under this Agreement, (3) the incurrence of obligations, as expressly contemplated in the Receivables Sale Agreement, to make payment to Originators thereunder for the purchase of Receivables from Originators under the Receivables Sale Agreement, and (4) the incurrence of operating expenses in the ordinary course of business of the type otherwise contemplated by this Agreement;

                             (M) maintain its Organic Documents in conformity
                        with this Agreement, such that it does not amend, restate, supplement or otherwise modify its Organic Documents in any respect that would impair its ability to comply with the terms or provisions of any of the Transaction Documents, including, without limitation, this Section 7.1(i);

                             (N) maintain the effectiveness of, and continue to
                        perform under the Receivables Sale Agreement and the Performance Undertaking, such that it does not amend, restate, supplement, cancel, terminate or otherwise modify the Receivables Sale Agreement or the Performance Undertaking, or give any consent, waiver, directive or approval thereunder or waive any default, action, omission or breach under the Receivables Sale Agreement or the Performance Undertaking or otherwise grant any indulgence thereunder, without (in each case) the prior written consent of each of the Agents;

                             (O) maintain its legal separateness such that it
                        does not merge or consolidate with or into, or convey, transfer, lease or otherwise dispose of (whether in one transaction or in a series of transactions, and except as otherwise contemplated herein) all or substantially all of its assets (whether now owned or hereafter acquired) to, or acquire all or substantially all of the assets of, any Person, nor at any time create, have, acquire, maintain or hold any interest in any Subsidiary;

                             (P) maintain at all times the Required Capital
                        Amount (as defined in the Receivables Sale Agreement) and refrain from making any dividend, distribution, redemption of capital stock or payment of any subordinated indebtedness which would cause the Required Capital Amount to cease to be so maintained;

                             (Q) maintain its investment in the Norwegian
                        Company at a level not to exceed 5% of the Norwegian Company's outstanding voting Equity Interests; and

                             (R) take such other actions as are necessary on its
                        part to ensure that the facts and assumptions set forth in the opinion issued by Calfee, Halter & Griswold, LLP, as counsel for Seller, in connection with the closing or initial Incremental Purchase under this Agreement and relating to substantive consolidation issues, and in the certificates accompanying such opinion, remain true and correct in all material respects at all times.

                  (j) COLLECTIONS. Such Seller Party will cause (1) all proceeds from all Lock-Boxes to be directly deposited by a Collection Bank into a Collection Account and (2) each Lock-Box and Collection Account to be subject at all times to a Collection Account Agreement that is in full force and effect. In the event any payments relating to Receivables are remitted directly to Seller or any Affiliate of Seller, Seller will remit (or will cause all such payments to be remitted) directly to a Collection Bank and deposited into a Collection Account within two (2) Business Days following receipt thereof, and, at all times prior to such remittance, Seller will itself hold or, if applicable, will cause such payments to be held in trust for the exclusive benefit of the Agents and the Purchasers. Seller will maintain exclusive ownership, dominion and control (subject to the terms of this Agreement) of each Lock-Box and Collection Account and shall not grant the right to take dominion and control of any Lock-Box or Collection Account at a future time or upon the occurrence of a future event to any Person, except to the Administrative Agent as contemplated by this Agreement and except that Seller may authorize the Servicer to make deposits to and withdrawals from the Collection Accounts prior to delivery of the Collection Notices.

                  (k) TAXES. Such Seller Party will file all tax returns and reports required by law to be filed by it and will promptly pay all taxes and governmental charges at any time owing, except any such taxes which are not yet delinquent or are being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books. Seller will pay when due any taxes payable in connection with the Receivables, exclusive of taxes on or measured by income or gross receipts of any of the Agents or Purchasers.

                  (l) INSURANCE. Seller will maintain in effect, or cause to be maintained in effect, at Seller's own expense, such casualty and liability insurance as Seller shall deem appropriate in its good faith business judgment.

                  (m) PAYMENT TO ORIGINATORS. With respect to any Receivable purchased by Seller from an Originator, such sale shall be effected under, and in strict compliance with the terms of, the Receivables Sale Agreement, including, without limitation, the terms relating to the amount and timing of payments to be made to such Originator in respect of the purchase price for such Receivable.

         Section 7.2 NEGATIVE COVENANTS OF THE SELLER PARTIES. Until the date on which the Aggregate Unpaids have been indefeasibly paid in full and this Agreement terminates in accordance with its terms:

                  (a) NAME CHANGE, OFFICES AND RECORDS. Seller will not change its name, identity or legal structure (within the meaning of Section 9-507(c) of any applicable enactment of the UCC) or relocate its chief executive office or any office where Records are kept unless it shall have: (i) given the Agents at least forty-five (45) days' prior written notice thereof and (ii) delivered to the Administrative Agent all financing statements, instruments and other documents reasonably requested by any of the Agents in connection with such change or relocation.

                  (b) CHANGE IN PAYMENT INSTRUCTIONS TO OBLIGORS. Except as may be required by the Administrative Agent pursuant to Section 8.2(b), such Seller Party will not add or terminate any bank as a Collection Bank, or make any change in the instructions to Obligors regarding payments to be made to any Lock-Box or Collection Account, unless the Agents shall have received, at least ten (10) days before the proposed effective date therefor, (i) written notice of such addition, termination or change and (ii) with respect to the addition of a Collection Bank or a Collection Account or Lock-Box, an executed Collection Account Agreement with respect to the new Collection Account or Lock-Box; PROVIDED, HOWEVER, that the Servicer may make changes in instructions to Obligors regarding payments if such new instructions require such Obligor to make payments to another existing Collection Account.

                  (c) MODIFICATIONS TO CONTRACTS AND CREDIT AND COLLECTION POLICY. No Seller Party will, and will not permit any Originator to, make any change to the Credit and Collection Policy that could adversely affect the collectibility of the Receivables or decrease the credit quality of any newly created Receivables. Except as provided in SECTION 8.2(d), no Seller Party will, or will permit any Originator to, extend, amend or otherwise modify the terms of any Receivable or any Contract related thereto in any material respect other than in accordance with the Credit and Collection Policy.

                  (d) SALES, LIENS. Seller will not sell, assign (by operation of law or otherwise) or otherwise dispose of, or grant any option with respect to, or create or suffer to exist any Adverse Claim upon (including, without limitation, the filing of any financing statement) or with respect to, any Receivable, Related Security or Collections, or upon or with respect to any Contract under which any Receivable arises, or any Lock-Box or Collection Account, or assign any right to receive income with respect thereto (other than, in each case, the creation of the interests therein in favor of the Administrative Agent and the Purchasers provided for herein), and Seller will defend the right, title and interest of the Agents and the Purchasers in, to and under any of the foregoing property, against all claims of third parties claiming through or under Seller or any Originator.

                  (e) NET RECEIVABLES BALANCE. At no time prior to the Amortization Date shall Seller permit the Net Receivables Balance to be less than an amount equal to the sum of (i) the Aggregate Capital plus (ii) the Aggregate Reserves.

                  (f) TERMINATION DATE DETERMINATION. Seller will not designate the Termination Date (as defined in the Receivables Sale Agreement), or send any written notice to any

Originator in respect thereof, without the prior written consent of the Agents, except with respect to the occurrence of such Termination Date arising pursuant to Section 5.1(d) of the Receivables Sale Agreement.

                  (g) RESTRICTED JUNIOR PAYMENTS. From and after the occurrence of any Amortization Event, Seller will not make any Restricted Junior Payment if, after giving effect thereto, Seller would fail to meet its obligations set forth in Section 7.2(e).

                  (h) SELLER INDEBTEDNESS. Seller will not incur or permit to exist any Indebtedness or liability on account of deposits except: (i) the Obligations, (ii) the Subordinated Loans (as defined in the Receivables Sale Agreement), and (iii) other current accounts payable arising in the ordinary course of business and not overdue.

                  (i) PROHIBITION ON ADDITIONAL NEGATIVE PLEDGES. Seller will not (and will not authorize any Originator to) enter into or assume any agreement (other than this Agreement and the other Transaction Documents) prohibiting the creation or assumption of any Adverse Claim upon the Receivables, Collections or Related Security except as contemplated by the Transaction Documents, or otherwise prohibiting or restricting any transaction contemplated hereby or by the other Transaction Documents. Seller will not (and will not authorize any Originator to) enter into or assume any agreement creating any Adverse Claim upon the Subordinated Notes (as defined in the Receivables Sale Agreement).

                                 ARTICLE VIII.

                          ADMINISTRATION AND COLLECTION

         Section 8.1 DESIGNATION OF SERVICER.

                  (a) The servicing, administration and collection of the Receivables shall be conducted by such Person (the "SERVICER") so designated from time to time in accordance with this Section 8.1. RPM is hereby designated as, and hereby agrees to perform the duties and obligations of, the Servicer pursuant to the terms of this Agreement; provided that, upon notice to the Purchasers, a Parent may succeed to and assume in writing the duties and obligations of RPM as the Servicer hereunder if (i) such Parent has become the borrower under the RPM Credit Agreement, (ii) such Parent has the same or higher long-term unsecured debt ratings from each of Standard & Poor's Ratings Group and Moody's Investor Services, Inc. as RPM had immediately prior to such Parent's assumption of the duties of the Servicer hereunder , (iii) such Parent simultaneously assumes in writing RPM's responsibilities under the Performance Undertaking, and (iv) no Amortization Event or Potential Amortization Event exists and is continuing. At any time after the occurrence of an Amortization Event, the Agents may at any time designate as Servicer any Person to succeed RPM (or, once applicable, Parent) or any successor Servicer.

                  (b) RPM (or, once applicable, Parent) may delegate, and RPM hereby advises the Purchasers and the Agents that it has delegated, to the Originators, as sub-servicers of the Servicer, certain of its duties and responsibilities as Servicer hereunder in respect of the Receivables originated by such Originators. Without the prior written consent of the Co-

         Agents, the Servicer shall not be permitted to delegate any of its duties or responsibilities as Servicer to any Person other than (i) Seller, (ii) the Originators, and (iii) with respect to certain Charged-Off Receivables, outside collection agencies in accordance with its customary practices, except as permitted in Section 8.1(a). Seller shall not be permitted to further delegate to any other Person any of the duties or responsibilities of Servicer delegated to it by RPM (or, once applicable, Parent). If at any time following the occurrence of an Amortization Event, the Co-Agents shall designate as Servicer any Person other than RPM (or, once applicable, Parent), all duties and responsibilities theretofore delegated by RPM (or, once applicable, Parent) to Seller or any Originator may, at the discretion of any of the Agents, be terminated forthwith on notice given by any Agent to the other Agents, RPM (or, once applicable, Parent) and to Seller.

                  (c) Notwithstanding the foregoing subsection (b), (i) Servicer shall be and remain primarily liable to the Agents and the Purchasers for the full and prompt performance of all duties and responsibilities of the Servicer hereunder and (ii) the Agents and the Purchasers shall be entitled to deal exclusively with Servicer in matters relating to the discharge by the Servicer of its duties and responsibilities hereunder. The Agents and the Purchasers shall not be required to give notice, demand or other communication to any Person other than Servicer in order for communication to the Servicer and its sub-servicer or other delegate with respect thereto to be accomplished. Servicer, at all times that it is the Servicer, shall be responsible for providing any sub-servicer or other delegate of the Servicer with any notice given to the Servicer under this Agreement.

         Section 8.2 DUTIES OF SERVICER.

                  (a) The Servicer shall take or cause to be taken all such actions as may be necessary or advisable to collect each Receivable from time to time, all in accordance with applicable laws, rules and regulations, with reasonable care and diligence, and in accordance with the Credit and Collection Policy.

                  (b) The Servicer will instruct all Obligors to pay all Collections directly to a Lock-Box or Collection Account. The Servicer shall effect a Collection Account Agreement substantially in the form of Exhibit VI with each bank party to a Collection Account at any time. In the case of any remittances received in any Lock-Box or Collection Account that shall have been identified, to the satisfaction of the Servicer, to not constitute Collections or other proceeds of the Receivables or the Related Security, the Servicer shall promptly remit such items to the Person identified to it as being the owner of such remittances. From and after the date the Administrative Agent delivers to any Collection Bank a Collection Notice pursuant to Section 8.3, the Administrative Agent may request that the Servicer, and the Servicer thereupon promptly shall instruct all Obligors with respect to the Receivables, to remit all payments thereon to a new depositary account specified by the Administrative Agent and, at all times thereafter, Seller and the Servicer shall not deposit or otherwise credit, and shall not permit any other Person to deposit or otherwise credit to such new depositary account any cash or payment item other than Collections.

                  (c) The Servicer shall administer the Collections in accordance with the procedures described herein and in Article II. The Servicer shall set aside and hold in trust for the account of Seller and the Purchasers their respective shares of the Collections (or such funds or other assets arising therefrom) in accordance with Article II. The Servicer shall, upon the request of any Agent, segregate, in a manner acceptable to the Agents, all cash, checks and other instruments received by it from time to time constituting Collections from the general funds of the Servicer or Seller prior to the remittance thereof in accordance with Article II. If the Servicer shall be required to segregate Collections pursuant to the preceding sentence, the Servicer shall segregate and deposit with a bank designated by the Administrative Agent such allocable share of Collections of Receivables set aside for the Purchasers on the first Business Day following receipt by the Servicer of such Collections, duly endorsed or with duly executed instruments of transfer.

                  (d) The Servicer may, in accordance with the Credit and Collection Policy, extend the maturity of any Receivable or adjust the Outstanding Balance of any Receivable as the Servicer determines to be appropriate to maximize Collections thereof; PROVIDED, HOWEVER, that such extension or adjustment shall not alter the status of such Receivable as a Delinquent Receivable, Defaulted Receivable or Charged-Off Receivable or limit the rights of the Agents or the Purchasers under this Agreement. Notwithstanding anything to the contrary contained herein, the Administrative Agent shall have the absolute and unlimited right to direct the Servicer to commence or settle any legal action with respect to any Receivable or to foreclose upon or repossess any Related Security.

                  (e) The Servicer shall hold in trust for Seller and the Purchasers all Records that (i) evidence or relate to the Receivables, the related Contracts and Related Security or (ii) are otherwise necessary or desirable to collect the Receivables and shall, as soon as practicable upon demand of any Agent, deliver or make available to the Administrative Agent all such Records, at a place selected by the Administrative Agent. The Servicer shall, as soon as practicable following receipt thereof turn over to Seller any cash collections or other cash proceeds received with respect to Indebtedness not constituting Receivables. The Servicer shall, from time to time at the request of any Purchaser, furnish to the Purchasers (promptly after any such request) a calculation of the amounts set aside for the Purchasers pursuant to Article II.

                  (f) Any payment by an Obligor in respect of any indebtedness owed by it to an Originator or Seller shall, except as otherwise specified by such Obligor or otherwise required by contract or law and unless otherwise instructed by the Administrative Agent, be applied as a Collection of any Receivable of such Obligor (starting with the oldest such Receivable) to the extent of any amounts then due and payable thereunder before being applied to any other receivable or other obligation of such Obligor.

         Section 8.3 COLLECTION NOTICES. The Administrative Agent is authorized at any time to date and to deliver to the Collection Banks the Collection Notices. Seller hereby transfers to the Administrative Agent for the benefit of the Purchasers, effective when the Administrative Agent delivers such notice, the exclusive ownership and control of each Lock-Box and the Collection Accounts. In case any authorized signatory of Seller whose signature appears on a Collection

Account Agreement shall cease to have such authority before the delivery of such notice, such Collection Notice shall nevertheless be valid as if such authority had remained in force. Seller hereby authorizes the Administrative Agent, and agrees that the Administrative Agent shall be entitled after the occurrence of an Amortization Event to (i) endorse Seller's name on checks and other instruments representing Collections, (ii) enforce the Receivables, the related Contracts and the Related Security and (iii) take such action as shall be necessary or desirable to cause all cash, checks and other instruments constituting Collections of Receivables to come into the possession of the Administrative Agent rather than Seller.

         Section 8.4 RESPONSIBILITIES OF SELLER. Anything herein to the contrary notwithstanding, the exercise by the Agents and the Purchasers of their rights hereunder shall not release the Servicer, any Originator or Seller from any of their duties or obligations with respect to any Receivables or under the related Contracts. The Purchasers shall have no obligation or liability with respect to any Receivables or related Contracts, nor shall any of them be obligated to perform the obligations of Seller.

         Section 8.5 REPORTS. The Servicer shall compile and complete the following reports based on information received by it from the Originators under the Receivables Sale Agreement and forward to the Agents (i) on the 15th day of each month or if such date is not a Business Day, the next Business Day (the "MONTHLY REPORTING Date"), and at such times as any Agent shall request, a Monthly Report and (ii) at such times as any Agent shall reasonably request, a listing by Obligor of all Receivables together with an aging of such Receivables.

         Section 8.6 SERVICING FEES. In consideration of RPM's agreement to act as Servicer hereunder, the Purchasers hereby agree that, so long as RPM (or, once applicable, Parent) shall continue to perform as Servicer hereunder, Seller shall pay over to RPM (or, once applicable, Parent) a fee (the "SERVICING FEE") on the first calendar day of each month, in arrears for the immediately preceding month, equal to 1% per annum of the average aggregate Outstanding Balance of all Receivables during such period, as compensation for its servicing activities.


                                  ARTICLE IX.

                               AMORTIZATION EVENTS

         Section 9.1 AMORTIZATION EVENTS. The occurrence of any one or more of the following events shall constitute an Amortization Event:

                  (a) Any Seller Party shall fail to make any payment or deposit required under this Agreement or any other Transaction Document to which it is a party on or within one (1) Business Day after the date on which the same is required to be made.

                  (b) Any Seller Party shall fail to perform or observe any covenant contained in any provision of SECTION 7.2 other than SECTION 7.2(c) or SECTION 8.5.

                  (c) Any Seller Party shall fail to perform or observe any other covenant, agreement or other obligation hereunder (other than as referred to in another paragraph of this SECTION 9.1) or any other Transaction Document to which it is a party and such failure shall continue for three (3) consecutive Business Days following the earlier to occur of (i) notice from any Agent of such non-performance or non-observance, or (ii) the date on which a Responsible Officer of such Seller Party otherwise becomes aware of such non-performance or non-observance.

                  (d) Any representation, warranty, certification or statement made by any Seller Party in this Agreement, any other Transaction Document or in any other document required to be delivered pursuant hereto or thereto shall prove to have been incorrect when made or deemed made in any material respect and is not cured within five (5) Business Days following the earlier to occur of (i) notice from any Agent of such inaccuracy or (ii) the date on which a Responsible Officer of such Seller Party otherwise becomes aware of such inaccuracy; PROVIDED THAT the materiality threshold in this subsection shall not be applicable with respect to any representation or warranty which itself contains a materiality threshold although the five (5) Business Day cure period shall continue to apply.

                  (e) (i) Seller shall default in the payment when due of any principal or of or interest on any Indebtedness, or any event or condition shall occur which results in the acceleration of the maturity of any such Indebtedness; or (ii) any Originator shall default, or the Performance Guarantor or any of its Subsidiaries (other than an Originator or Seller) shall default, in the payment when due of any principal or of or interest on any Material Indebtedness; or any event or condition shall occur which results in the acceleration of the maturity of any such Material Indebtedness.

                  (f) (i) Any Seller Party, any Originator or any Significant Subsidiary (as defined in the RPM Credit Agreement) shall generally not pay its debts as such debts become due or shall admit in writing its inability to pay its debts generally or shall make a general assignment for the benefit of creditors; or (ii) any proceeding shall be instituted by or against any Seller Party, any Originator or any Significant Subsidiary seeking to adjudicate it bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee or other similar official for it or any substantial part of its property or (iii) any Seller Party, any Originator or any Significant Subsidiary shall take any corporate action to authorize any of the actions set forth in clauses (i) or (ii) above in this subsection (f).

                  (g) Seller shall fail to comply with the terms of Section 2.6 hereof.

                  (h) As at the end of any calendar month:

                           (i) the average of the Dilution Ratios for the three
                  months then most recently ended shall exceed 5.5%;

                           (ii) the average of the Delinquency Ratios for the
                  three months then most recently ended shall exceed 2.75%; or

                           (iii) the average of the Past Due Ratios for the
                  three months then most recently ended shall exceed 7.5%.

                  (i) A Change of Control shall occur.

                  (j) (i) One or more final judgments for the payment of money shall be entered against Seller or (ii) one or more final judgments for the payment of money in an amount in excess of $35,000,000, individually or in the aggregate, shall be entered against the Servicer on claims not covered by insurance or as to which the insurance carrier has denied its responsibility, and such judgment shall continue unsatisfied and in effect for thirty (30) consecutive days without a stay of execution.

                  (k) Either (i) the "TERMINATION DATE" under and as defined in the Receivables Sale Agreement shall occur with respect to any Originator or (ii) any Originator shall for any reason cease to transfer, or cease to have the legal capacity to transfer, or otherwise be incapable of transferring Receivables to Seller under the Receivables Sale Agreement, PROVIDED, HOWEVER, that upon 30 days' prior written notice, an Originator may cease to sell or contribute Receivables to the Seller under the Receivables Sale Agreement without causing an Amortization Event under this Agreement if (1) such Originator has consolidated or merged with or into another Originator, or (2) to the extent that (a) Aggregate Capital plus Aggregate Reserves continue to be equal to or less than the Net Receivables Balance after such Originator ceases to sell or contribute, (b) RPM and the remaining Originators agree to such modified transaction terms which may be requested by the Agents as being necessary to maintain an implied rating equivalent to the implied rating of the facility evidenced by this Agreement prior to such Originator ceasing to sell or contribute, as determined in the exercise of the Agents' reasonable credit judgment, including to (I) establish the Dilution Ratio, Delinquency Ratio and Past Due Ratio for this Agreement after such Originator ceases to sell or contribute which shall be set and calculated consistent with the methodology used to set and calculate such ratios prior to such Originator ceasing to sell or contribute, (II) establish Concentration Limits and Aggregate Reserves (such Aggregate Reserves to be structured to an "A" level using Standard & Poor's Ratings Group's trade receivables securitization methodology) for the facility evidenced by this Agreement after such Originator ceases to sell or contribute which shall be set and calculated consistent with such methodology prior to such Originator's ceasing to sell or contribute and (III) establish standards for items(ii)-(v) of the definition of "ELIGIBLE RECEIVABLE" which are consistent with those required for the Facility prior to such Originator's ceasing to sell or contribute and are based on the Receivables of the remaining Originators, and (c) no Amortization Event or Potential Amortization Event shall exist after such Originator shall cease to sell or contribute.

                  (l) This Agreement shall terminate in whole or in part (except in accordance with its terms), or shall cease to be effective or to be the legally valid, binding and enforceable obligation of Seller, or any Obligor shall directly or indirectly contest in any manner such effectiveness, validity, binding nature or enforceability, or the Administrative Agent for the benefit of the Purchasers shall cease to have a valid and perfected first priority security interest in the Receivables, the Related Security and the Collections with respect thereto and the Collection Accounts.

                  (m) The Performance Guarantor shall fail to pay, upon demand, any amount required to be paid by it under the Performance Undertaking, or the Performance Undertaking shall cease to be effective or to be the legally valid, binding and enforceable obligation of RPM (or, once applicable, Parent), or RPM (or, once applicable, Parent) shall directly or indirectly contest in any manner such effectiveness, validity, binding nature or enforceability.

                  (n) RPM (or, once applicable, Parent) shall permit the Indebtedness of RPM (or, once applicable, Parent) and its Subsidiaries, determined on a consolidated basis, on any date to exceed 65% of the sum of such Indebtedness and consolidated shareholders' equity of RPM (or, once applicable, Parent) and its consolidated Subsidiaries on such date.

                  (o) RPM (or, once applicable, Parent) shall permit the ratio, calculated as at the end of each fiscal quarter ending after the date of this Agreement for the four fiscal quarters then ended, of EBITDA for such period to Interest Expense for such period to be less than 3.5:1.0.

         Section 9.2 REMEDIES. Upon the occurrence and during the continuation of an Amortization Event, the Administrative Agent may, and upon the direction of either of the Co-Agents, shall, take any of the following actions: (i) replace the Person then acting as Servicer, (ii) declare the Amortization Date to have occurred, whereupon the Amortization Date shall forthwith occur, without demand, protest or further notice of any kind, all of which are hereby expressly waived by each Seller Party; provided, however, that upon the occurrence of an Amortization Event described in Section 9.1(f)(ii), or of an actual or deemed entry of an order for relief with respect to any Seller Party under the Federal Bankruptcy Code, the Amortization Date shall automatically occur, without demand, protest or any notice of any kind, all of which are hereby expressly waived by each Seller Party, (iii) to the fullest extent permitted by applicable law, declare that the Default Fee shall accrue with respect to any of the Aggregate Unpaids outstanding at such time, (iv) deliver the Collection Notices to the Collection Banks, and (v) notify Obligors of the Purchasers' interest in the Receivables. The aforementioned rights and remedies shall be without limitation, and shall be in addition to all other rights and remedies of the Agents and the Purchasers otherwise available under any other provision of this Agreement, by operation of law, at equity or otherwise, all of which are hereby expressly preserved, including, without limitation, all rights and remedies provided under the UCC, all of which rights shall be cumulative.


                                   ARTICLE X.

                                 INDEMNIFICATION

         Section 10.1 INDEMNITIES BY THE SELLER. Without limiting any other rights that any Agent or any Purchaser may have hereunder or under applicable law, Seller hereby agrees to indemnify (and pay upon demand to) each of the Agents, the Purchasers and their respective assigns, officers, directors, agents and employees (each an "INDEMNIFIED PARTY") from and against any and all damages, losses, claims, taxes, liabilities, costs, expenses and for all other amounts payable, including reasonable attorneys' fees (which attorneys may be employees of such Agent or such Purchaser) and disbursements (all of the foregoing being collectively referred to as "INDEMNIFIED AMOUNTS") awarded against or incurred by any of them arising out of or as a result of this Agreement or the acquisition, either directly or indirectly, by a Purchaser of an interest in the Receivables EXCLUDING, HOWEVER, in all of the foregoing instances:

                  (a) Indemnified Amounts to the extent a final judgment of a court of competent jurisdiction holds that such Indemnified Amounts resulted from gross negligence or willful misconduct on the part of the Indemnified Party seeking indemnification;

                  (b) Indemnified Amounts to the extent the same includes losses in respect of Receivables that are uncollectible on account of the insolvency, bankruptcy or lack of creditworthiness of the related Obligor; or

                  (c) taxes imposed by the jurisdiction in which such Indemnified Party's principal executive office is located, on or measured by the overall net income of such Indemnified Party to the extent that the computation of such taxes is consistent with the characterization for income tax purposes of the acquisition by the Purchasers of Purchaser Interests as a loan or loans by the Purchasers to Seller secured by the Receivables, the Related Security, the Collection Accounts and the Collections;

PROVIDED, HOWEVER, that nothing contained in this sentence shall limit the liability of Seller or limit the recourse of the Purchasers to Seller for amounts otherwise specifically provided to be paid by Seller under the terms of this Agreement. Without limiting the generality of the foregoing indemnification, Seller shall indemnify the Indemnified Parties for Indemnified Amounts (including, without limitation, losses in respect of uncollectible receivables, regardless of whether reimbursement therefor would constitute recourse to Seller) relating to or resulting from:

                           (i) any representation or warranty made by any Seller
                  Party or any Originator (or any officers of any such Person) under or in connection with this Agreement, any other Transaction Document or any other information or report required to be delivered by any such Person pursuant hereto or thereto, which shall have been false or incorrect when made or deemed made;

                           (ii) the failure by any Seller Party or any
                  Originator to comply with any applicable law, rule or regulation with respect to any Receivable or Contract related thereto, or the nonconformity of any Receivable or Contract included therein with any such applicable law, rule or regulation or any failure of any Originator to keep or perform any of its obligations, express or implied, with respect to any Contract;

                           (iii) any failure of any Seller Party or any
                  Originator to perform its duties, covenants or other obligations in accordance with the provisions of this Agreement or any other Transaction Document;

                           (iv) any products liability, personal injury or
                  damage suit, or other similar claim arising out of or in connection with merchandise, insurance or services that are the subject of any Contract or any Receivable;

                           (v) any dispute, claim, offset or defense (other than
                  discharge in bankruptcy of the Obligor) of the Obligor to the payment of any Receivable (including, without limitation, a defense based on such Receivable or the related Contract not being a legal, valid and binding obligation of such Obligor enforceable against it in accordance with its terms), or any other claim resulting from the sale of the merchandise or service related to such Receivable or the furnishing or failure to furnish such merchandise or services;

                           (vi) the commingling of Collections of Receivables at
                  any time with other funds;

                           (vii) any investigation, litigation or proceeding
                  related to or arising from this Agreement or any other Transaction Document, the transactions contemplated hereby, the use of the proceeds of an Incremental Purchase or a Reinvestment, the ownership of the Purchaser Interests or any other investigation, litigation or proceeding relating to any Seller Party or any Originator in which any Indemnified Party becomes involved as a result of any of the transactions contemplated hereby;

                           (viii) any inability to litigate any claim against
                  any Obligor in respect of any Receivable as a result of such Obligor being immune from civil and commercial law and suit on the grounds of sovereignty or otherwise from any legal action, suit or proceeding;

                           (ix) any Amortization Event described in Section
                  9.1(f);

                           (x) any failure of Seller to acquire and maintain
                  legal and equitable title to, and ownership of any Receivable and the Related Security and Collections with respect thereto from any Originator, free and clear of any Adverse Claim (other than as created hereunder); or any failure of Seller to give reasonably equivalent value to the applicable Originator under the Receivables Sale Agreement in consideration of the transfer by such Originator of any Receivable, or any attempt by any Person to void such transfer under statutory provisions or common law or equitable action;

                           (xi) any failure to vest and maintain vested in the
                  Administrative Agent for the benefit of the Purchasers, or to transfer to the Administrative Agent for the benefit of the Purchasers, legal and equitable title to, and ownership of, a first priority perfected undivided percentage ownership interest (to the extent of the Purchaser Interests contemplated hereunder) or security interest in the Receivables, the Related Security and the Collections, free and clear of any Adverse Claim (except as created by the Transaction Documents);

                           (xii) the failure to have filed, or any delay in
                  filing, financing statements or other similar instruments or documents under the UCC of any applicable jurisdiction or other applicable laws with respect to any Receivable, the Related Security and Collections with respect thereto, and the proceeds of any thereof, whether at the time of any Incremental Purchase or Reinvestment or at any subsequent time;

                           (xiii) any action or omission by any Seller Party
                  which reduces or impairs the rights of the Agents or the Purchasers with respect to any Receivable or the value of any such Receivable;

                           (xiv) any attempt by any Person to void any
                  Incremental Purchase or Reinvestment hereunder under statutory provisions or common law or equitable action; and

                           (xv) the failure of any Receivable included in the
                  calculation of the Net Receivables Balance as an Eligible Receivable to be an Eligible Receivable at the time so included.

         Section 10.2 INDEMNITIES BY THE SERVICER. Without limiting any other rights that any Agent or any Purchaser may have hereunder or under applicable law, Servicer hereby agrees to indemnify (and pay upon demand to) each Indemnified Party from and against any and all damages, losses, claims, taxes, liabilities, costs, expenses and for all other amounts payable, including reasonable attorneys' fees (which attorneys may be employees of such Agent or such Purchaser) and disbursements (all of the foregoing being collectively referred to as "SERVICER INDEMNIFIED AMOUNTS") awarded against or incurred by any of them arising out of or as a result of Servicer's failure to duly and punctually perform its obligations under this Agreement EXCLUDING, HOWEVER, in all of the foregoing instances:

                  (a) Servicer Indemnified Amounts to the extent a final judgment of a court of competent jurisdiction holds that such Servicer Indemnified Amounts resulted from gross negligence or willful misconduct on the part of the Indemnified Party seeking indemnification; and

                  (b) Servicer Indemnified Amounts to the extent the same includes losses in respect of Receivables that are uncollectible on account of the insolvency, bankruptcy or lack of creditworthiness of the related Obligor;

PROVIDED, HOWEVER, that nothing contained in this sentence shall limit the liability of Servicer or limit the recourse of the Purchasers to Servicer for Collections received by the Servicer and required to be remitted by it under the terms of this Agreement. Without limiting the generality of the foregoing indemnification, Servicer shall indemnify the Indemnified Parties for Servicer Indemnified Amounts (including, without limitation, losses in respect of uncollectible receivables, regardless of whether reimbursement therefor would constitute recourse to the Servicer) relating to or resulting from:

                           (i) any representation or warranty made by Servicer
                  (or any officers of Servicer) under or in connection with this Agreement, any other Transaction Document or any other information or report delivered by any such Person pursuant hereto or thereto, which shall have been false or incorrect when made or deemed made;

                           (ii) the failure by Servicer to comply with any
                  applicable law, rule or regulation with respect to the collection of any Receivable or Related Security;

                           (iii) any failure of Servicer to perform its duties,
                  covenants or other obligations in accordance with the provisions of this Agreement or any other Transaction Document;

                           (iv) the commingling by the Servicer of Collections
                  of Receivables or funds or other assets arising therefrom at any time with other funds;

                           (v) any investigation, litigation or proceeding
                  relating to Servicer in which any Indemnified Party becomes involved as a result of any of the transactions contemplated hereby;

                           (vi) any Amortization Event of the described in
                  Section 9.1(f) with respect to Servicer; and

                           (vii) any action or omission by Servicer relating to
                  its obligations hereunder which reduces or impairs the rights of the Agents or the Purchasers with respect to any Receivable or the value of any such Receivable.

         Section 10.3 INCREASED COST AND REDUCED RETURN. If after the date hereof, any Funding Source shall be charged any fee, expense or increased cost on account of the adoption of any applicable law, rule or regulation (including any applicable law, rule or regulation regarding capital adequacy) or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency (a "REGULATORY CHANGE"): (i) that subjects any Funding Source to any charge or withholding on or with respect to any Funding Agreement or a Funding Source's obligations under a Funding Agreement, or on or with respect to the Receivables, or changes the basis of taxation of payments to any Funding Source of any amounts payable under any Funding Agreement (except for changes in the rate of tax on the overall net income of a Funding Source or taxes excluded by Section 10.1) or (ii) that imposes, modifies or deems applicable any reserve, assessment, insurance charge, special deposit or similar requirement against assets of, deposits with or for the account of a Funding Source, or credit extended by a Funding Source pursuant to a Funding Agreement or (iii) that imposes any other condition the result of which is to increase the cost to a Funding Source of performing its obligations under a Funding Agreement, or to reduce the rate of return on a Funding Source's capital as a consequence of its obligations under a Funding Agreement, or to reduce the amount of any sum received or receivable by a Funding Source under a Funding Agreement or to require any payment calculated by reference to the amount of interests or loans held or interest received by it, then, upon demand by the applicable Co-Agent, Seller shall pay to such Co-Agent, for the benefit of the relevant Funding Source, such amounts charged to such Funding Source or such amounts to otherwise compensate such Funding Source for such increased cost or such reduction. Notwithstanding the foregoing, no Funding Source that is not organized under the laws of the United States of America, or a state thereof, shall be entitled to reimbursement or compensation hereunder unless and until it has delivered to the Seller two (2) duly completed and signed originals of United States Internal Revenue Service Form W-8BEN or W-8ECI, as applicable, certifying in either case that such Funding Source is entitled to receive payments under this Agreement without deduction or withholding of any United States federal income taxes.

         Section 10.4 OTHER COSTS AND EXPENSES. Subject to the limitations set forth in the Fee Letters, Seller shall pay to the Agents and Conduits on demand all costs and out-of-pocket expenses in connection with the preparation, execution, delivery and administration of this Agreement, the transactions contemplated hereby and the other documents to be delivered hereunder, including without limitation, the cost of Conduit's auditors auditing the books, records and procedures of Seller, reasonable fees and out-of-pocket expenses of legal counsel for Conduits and the Agents (which such counsel may be employees of a Conduit or an Agent) with respect thereto and with respect to advising Conduits and the Agents as to their respective rights and remedies under this Agreement. Seller shall pay to the Agents on demand any and all costs and expenses of the Agents and the Purchasers, if any, including reasonable counsel fees and expenses in connection with the enforcement of this Agreement and the other documents delivered hereunder and in connection with any restructuring or workout of this Agreement or such documents, or the administration of this Agreement following an Amortization Event.

                                  ARTICLE XI.

                                   THE AGENTS

         Section 11.1 APPOINTMENT.

                  (a) Each Purchaser and Co-Agent hereby irrevocably designates and appoints Bank One, NA as Administrative Agent hereunder, and authorizes the Administrative Agent to take such action on its behalf under the provisions of the Transaction Documents and to exercise such powers and perform such duties as are expressly delegated to the Administrative Agent by the terms of the Transaction Documents, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere in this Agreement, the Administrative Agent shall not have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any Purchaser or Co-Agent, and no implied covenants, functions, responsibilities, duties, obligations or liabilities on the part of the Administrative Agent shall be read into this Agreement or otherwise exist against the Administrative Agent.

                  (b) Each of Blue Ridge and the Blue Ridge Liquidity Banks hereby irrevocably designates and appoints Wachovia Bank, National Association as its Co-Agent hereunder, and authorizes such Co-Agent to take such action on its behalf under the provisions of this Agreement, the Blue Ridge Fee Letter and the Blue Ridge Liquidity Agreement and to exercise such powers and perform such duties as are expressly delegated to such Co-Agent by the terms of this Agreement, if any, together with such other powers as are reasonably incidental thereto. Each of Jupiter and the Jupiter Liquidity Banks hereby irrevocably designates and appoints Bank One, NA as its Co-Agent hereunder, and authorizes such Co-Agent to take such action on its behalf under the provisions of this Agreement, the Jupiter Fee Letter and the Jupiter Liquidity Agreement and to exercise such powers and perform such duties as are expressly delegated to such Co-Agent by the terms of this Agreement, if any, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere in this Agreement, the Fee Letters or the Liquidity Agreements, no Co-Agent shall have any duties or responsibilities, except those expressly set forth herein , or any fiduciary relationship with any Purchaser, Liquidity Bank or other Agent, and no implied covenants, functions, responsibilities, duties, obligations or liabilities on the part of such Co-Agent shall be read into this Agreement, the Fee Letters or the Liquidity Agreements or otherwise exist against such Co-Agent.

                  (c) The provisions of this Article XI are solely for the benefit of the Agents and the Purchasers, and neither of the Seller Parties shall have any rights as a third-party beneficiary or otherwise under any of the provisions of this Article XI, except that this Article XI shall not affect any obligations which any Agent or any Purchaser may have to either of the Seller Parties under the other provisions of this Agreement. Furthermore, no Purchaser or Liquidity Bank shall have any rights as a third-party beneficiary or otherwise under any of the provisions hereof in respect of a Co-Agent which is not the Co-Agent for such Person.

                  (d) In performing its functions and duties hereunder, the Administrative Agent shall act solely as the agent of the Purchasers and the Co-Agents and does not assume nor shall be deemed to have assumed any obligation or relationship of trust or agency with or for either of the Seller Parties or any of their respective successors and assigns. In performing its functions and duties hereunder, each Co-Agent shall act solely as the agent of its respective Conduit and its respective Liquidity Bank(s), and does not assume nor shall be deemed to have assumed any obligation or relationship of trust or agency with or for either of the Seller Parties, any other Purchaser, Liquidity Bank or Agent, or any of their respective successors and assigns.

         Section 11.2 DELEGATION OF DUTIES. Each Agent may execute any of its duties under the applicable Transaction Documents by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. No Agent shall be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care.

         Section 11.3 EXCULPATORY PROVISIONS. No Agent nor any of its directors, officers, agents or employees shall be (i) liable for any action lawfully taken or omitted to be taken by it or them or any Person described in Section 11.2 under or in connection with the Transaction Documents (except for its, their or such Person's own bad faith, gross negligence or willful misconduct), or (ii) responsible in any manner to any of the Purchasers or other agents for any recitals, statements, representations or warranties made by the Seller contained in any Transaction Document or in any certificate, report, statement or other document referred to or provided for in, or received under or in connection with, any Transaction Document or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other document furnished in connection herewith, or for any failure of either of the Seller Parties to perform its respective obligations hereunder, or for the satisfaction of any condition specified in Article VI, except receipt of items required to be delivered to such Agent. No Agent shall be under any obligation to any Purchaser, Liquidity Bank or other Agent to ascertain or to inquire as to the observance or performance of any of the agreements or covenants contained in, or conditions of, any Transaction Document, or to inspect the properties, books or records of the Seller Parties. This Section 11.3 is intended solely to govern the relationship between each Agent, on the one hand, and the Purchasers and their respective Liquidity Banks, on the other.

         Section 11.4 RELIANCE BY AGENTS.

                  (a) Each Agent shall in all cases be entitled to rely, and shall be fully protected in relying, upon any note, writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, telecopy, telex or teletype message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to the Seller Parties), independent accountants and other experts selected by such Agent. Each Agent shall in all cases be fully justified in failing or refusing to take any action under this Agreement or any other document furnished in connection herewith unless it shall first receive such advice or concurrence of (i) in the case of the Administrative Agent, each of the Co-Agents (except where another provision of this Agreement specifically authorizes the Administrative Agent to take action based on the instructions of either of the Co-Agents) or (ii) in the case of a Co-Agent, such of its Purchasers and Liquidity Banks, as it shall determine to be appropriate under the relevant circumstances, or it shall first be indemnified to its satisfaction by its Constituent Liquidity Banks against any and all liability, cost and expense which may be incurred by it by reason of taking or continuing to take any such action.

                  (b) Any action taken by the Administrative Agent in accordance with Section 11.4(a) shall be binding upon all Purchasers and Agents.

                  (c) Each Co-Agent shall determine with its Conduit and, as applicable, its Liquidity Banks, the number of such Persons which shall be required to request or direct such Co-Agent to take action, or refrain from taking action, under this Agreement on behalf of such Persons and whether any consent of the rating agencies who rate such Conduit's Commercial Paper is required (such Persons and, if applicable, rating agencies, a "VOTING BLOCK"). Such Co-Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement in accordance with a request of its appropriate Voting Block, and such request and any action taken or failure to act pursuant thereto shall be binding upon all of such Co-Agent's Constituents.

                  (d) Unless otherwise advised in writing by a Co-Agent or by any Purchaser or Liquidity Bank on whose behalf such Co-Agent is purportedly acting, each party to this Agreement may assume that (i) such Co-Agent is acting for the benefit of each of its Constituent Purchasers and, as applicable, Liquidity Banks, as well as for the benefit of each permitted assignee from any such Person, and (ii) each action taken by such Co-Agent has been duly authorized and approved by all necessary action on the part of its Voting Block. Each Conduit (or, with the consent of all other Purchasers then existing, any other Purchaser) shall have the right to designate a new Co-Agent (which may be itself) to act on its behalf and on behalf of its assignees and transferees for purposes of this Agreement by giving to the Agents and the Seller Parties written notice thereof signed by such Purchaser(s) and the newly designated Co-Agent. Such notice shall be effective when receipt thereof is acknowledged by the retiring Co-Agent and the Seller Parties, which acknowledgments shall not be withheld or unreasonably delayed, and thereafter the party named as such therein shall be Co-Agent for such Purchasers under this Agreement. Each Co-Agent and its Purchasers and Liquidity Banks shall agree amongst themselves as to the circumstances and procedures for removal and resignation of such Co-Agent.

         Section 11.5 NOTICE OF AMORTIZATION EVENTS. No Agent shall be deemed to have knowledge or notice of the occurrence of any Amortization Event or Potential Amortization Event unless such Agent has received notice from another Agent, a Purchaser, a Liquidity Bank or a Seller Party referring to this Agreement, stating that an Amortization Event or Potential Amortization Event has occurred hereunder and describing such Amortization Event or Potential Amortization Event. In the event that any of the Agents receives such a notice, it shall promptly give notice thereof to the other Agents for distribution, in the case of a Co-Agent, to the members of its Group. The Administrative Agent shall take such action with respect to such Amortization Event or Potential Amortization Event as shall be directed by either of the Co-Agents.

         Section 11.6 NON-RELIANCE ON AGENTS AND OTHER PURCHASERS. Each of the Purchasers expressly acknowledges that no Agent, nor any of such Agent's officers, directors, employees, agents, attorneys-in-fact or affiliates has made any representations or warranties to it and that no act by any Agent hereafter taken, including, without limitation, any review of the affairs of the Seller Parties, shall be deemed to constitute any representation or warranty by such Agent. Each of the Purchasers also represents and warrants to the Agents and the other Purchasers that it has, independently and without reliance upon any such Person (or any of their Affiliates) and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, prospects, financial and other conditions and creditworthiness of the Seller Parties and made its own decision to enter into this Agreement. Each of the Purchasers also represents that it will, independently and without reliance upon any Agent or any other Liquidity Bank or Purchaser, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, prospects, financial and other condition and creditworthiness of the Seller Parties. None of the Agents or the Purchasers, nor any of their respective Affiliates, shall have any duty or responsibility to provide any party to this Agreement with any credit or other information concerning the business, operations, property, prospects, financial and other condition or creditworthiness of the Seller Parties which may come into the possession of such Person or any of its respective officers, directors, employees, agents, attorneys-in-fact or affiliates, except that each of the Co-Agents shall promptly distribute to its related Conduit (and, as applicable, its Liquidity Banks), copies of financial and other information expressly provided to such Co-Agent by either of the Seller Parties pursuant to this Agreement for distribution to the Agents and/or Purchasers.

         Section 11.7 INDEMNIFICATION OF AGENTS.

                  (a) Each Liquidity Bank agrees to indemnify the Administrative Agent and its officers, directors, employees, representatives and agents (to the extent not reimbursed by the Seller Parties and without limiting the obligation of the Seller Parties to do so), ratably in accordance with their respective Percentages or Capital, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever (including, without limitation, the reasonable fees and disbursements of counsel for the Administrative Agent or such Person in connection with any investigative, administrative or judicial proceeding commenced or threatened, whether or not the Administrative Agent in its capacity as Administrative Agent or such Person shall be designated a party thereto) that may at any time be imposed on, incurred by or asserted against the Administrative Agent or such Person as a result of, or arising out of, or in any way related to or by reason of, any of the transactions contemplated hereunder or the execution, delivery or performance of this Agreement or any other document furnished in connection herewith (but excluding any such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting solely from the bad faith, gross negligence or willful misconduct of the Administrative Agent or such Person as finally determined by a court of competent jurisdiction).

                  (b) Each Liquidity Bank agrees to indemnify its Co-Agent and such Co-Agent's officers, directors, employees, representatives and agents (to the extent not reimbursed by the Seller and without limiting the obligation of the Seller to do so), ratably in accordance with their respective Percentages or Purchaser Interests, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever (including, without limitation, the fees and disbursements of counsel for such Co-Agent or such Person in connection with any investigative, administrative or judicial proceeding commenced or threatened, whether or not such Co-Agent in its capacity as Co-Agent or such Person shall be designated a party thereto) that may at any time be imposed on, incurred by or asserted against such Co-Agent or such Person as a result of, or arising out of, or in any way related to or by reason of, any of the transactions contemplated hereunder or the execution, delivery or performance of this Agreement or any other document furnished in connection herewith (but excluding any such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting solely from the bad faith, gross negligence or willful misconduct of such Co-Agent or such Person as finally determined by a court of competent jurisdiction).

         Section 11.8 AGENTS IN THEIR INDIVIDUAL CAPACITIES. Each of the Agents in its individual capacity and its affiliates may make loans to, accept deposits from and generally engage in any kind of business with the Seller Parties and their Affiliates as though such Agent were not an Agent hereunder. With respect to its Purchaser Interests, if any, pursuant to this Agreement, each Agent shall have the same rights and powers under this Agreement as any Purchaser and may exercise the same as though it were not an Agent, and the terms "Purchaser" and "Purchasers" shall include each of the Agents in their individual capacities.

         Section 11.9 SUCCESSOR ADMINISTRATIVE AGENT. The Administrative Agent, upon five (5) days' notice to the Seller Parties, the Purchasers and the Co-Agents, may voluntarily resign and may be removed at any time, with or without cause, by both Co-Agents, whereupon Wachovia shall become the successor Administrative Agent; PROVIDED, HOWEVER, that Bank One shall not voluntarily resign as the Administrative Agent so long as any of the Jupiter Liquidity Banks' respective Commitments remain in effect or Jupiter has any outstanding Purchaser Interests hereunder. Upon resignation or replacement of any Administrative Agent in accordance with this Section 11.9, the retiring Administrative Agent shall execute such UCC-3 assignments and amendments, and assignments and amendments of the Transaction Documents, as may be necessary to give effect to its replacement by a successor Administrative Agent. After any retiring Administrative Agent's resignation hereunder as Administrative Agent, the provisions of Article X and this Article XI shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement.

         Section 11.10 AGENTS' CONFLICT WAIVERS.

                  (a) Wachovia acts, or may in the future act, (i) as administrative agent for Blue Ridge, (ii) as issuing and paying agent for Blue Ridge's Commercial Paper Notes, (iii) to provide credit or liquidity enhancement for the timely payment for Blue Ridge's Commercial Paper Notes and (iv) to provide other services from time to time for Blue Ridge (collectively, the "WACHOVIA ROLES"). Without limiting the generality of Sections 11.1 and 11.8, each Agent, Purchaser and Liquidity Bank hereby acknowledges and consents to any and all Wachovia Roles and agrees that in connection with any Wachovia Role, Wachovia may take, or refrain from taking, any action which it, in its discretion, deems appropriate, including, without limitation, in its role as administrative agent for Blue Ridge, the giving of notice to Blue Ridge's Liquidity Banks of a mandatory purchase pursuant to Blue Ridge's Liquidity Agreement, and hereby acknowledges that neither Wachovia nor any of its Affiliates has any fiduciary duties hereunder to any Purchaser (other than Blue Ridge) or to any of Blue Ridge's Liquidity Banks arising out of any Wachovia Roles.

                  (b) Bank One acts, or may in the future act, (i) as administrative agent for Jupiter, (ii) as issuing and paying agent for Jupiter's Commercial Paper, (iii) to provide credit or liquidity enhancement for the timely payment for Jupiter's Commercial Paper and (iv) to provide other services from time to time for Jupiter (collectively, the "BANK ONE ROLES"). Without limiting the generality of Sections 11.1 and 11.8, each of the Agents and the Purchasers hereby acknowledges and consents to any and all Bank One Roles and agrees that in connection with any Bank One Role, Bank One may take, or refrain from taking, any action which it, in its discretion, deems appropriate, including, without limitation, in its role as administrative agent for Jupiter, the giving of notice to Jupiter's Liquidity Banks of a mandatory purchase pursuant to Jupiter's Liquidity Agreement, and hereby acknowledges that neither Bank One nor any of its Affiliates has any fiduciary duties hereunder to any Purchaser (other than Jupiter) or to any of Jupiter's Liquidity Banks arising out of any Bank One Roles.

         Section 11.11 UCC FILINGS. Each of the Purchasers hereby expressly recognizes and agrees that the Administrative Agent may be designated as the secured party of record on the various UCC filings required to be made under this Agreement and the party entitled to amend, release and terminate the UCC filings under the Receivable Sale Agreement in order to perfect their respective interests in the Receivables, Collections and Related Security, that such designation shall be for administrative convenience only in creating a record or nominee holder to take certain actions hereunder on behalf of the Purchasers and that such listing will not affect in any way the status of the Purchasers as the true parties in interest with respect to the Purchaser Interests. In addition, such listing shall impose no duties on the Administrative Agent other than those expressly and specifically undertaken in accordance with this Article XI.

                                  ARTICLE XII.

                           ASSIGNMENTS; PARTICIPATIONS

         Section 12.1 ASSIGNMENTS.

                  (a) Each of the parties hereto hereby agrees and consents to the complete or partial assignment by a Conduit of all or any portion of its rights under, interest in, title to and obligations under this Agreement to such Conduit's Liquidity Banks pursuant to its Liquidity Agreement or to any other Person, and upon such assignment, such Conduit shall be released from its obligations so assigned. Further, each of the parties hereto hereby agrees that any assignee of a Conduit of this Agreement or all or any of the Purchaser Interests of such Conduit shall have all of the rights and benefits under this Agreement as if the term "CONDUIT" explicitly referred to such party, and no such assignment shall in any way impair the rights and benefits of such Conduit hereunder. Neither Seller nor the Servicer shall have the right to assign its rights or obligations under this Agreement.

                  (b) Any Liquidity Bank may at any time and from time to time assign to one or more Persons ("PURCHASING LIQUIDITY BANKS") all or any part of its rights and obligations under this Agreement and the applicable Liquidity Agreement pursuant to an assignment agreement, substantially in the form set forth in Exhibit VII hereto (the "ASSIGNMENT AGREEMENT") executed by such Purchasing Liquidity Bank and such selling Liquidity Bank. The consent of the applicable Conduit shall be required prior to the effectiveness of any such assignment, and prior to the occurrence of an Amortization Event, the consent of the Seller (which consent shall not be unreasonably withheld or delayed) shall also be required prior to the effectiveness of any such assignment other than to an existing Liquidity Bank. Each assignee of a Liquidity Bank must (i) have a short-term debt rating of A-1 or better by Standard & Poor's Ratings Group and P-1 by Moody's Investor Service, Inc. and (ii) agree to deliver to the applicable Co-Agent, promptly following any request therefor by such Co-Agent or its Conduit, an enforceability opinion in form and substance satisfactory to such Co-Agent and Conduit. Upon delivery of the executed Assignment Agreement to such Co-Agent, such selling Liquidity Bank shall be released from its obligations hereunder and under the applicable Liquidity Agreement to the extent of such assignment. Thereafter the Purchasing Liquidity Bank shall for all purposes be a Liquidity Bank party to this Agreement and shall have all the rights and obligations of a Liquidity Bank under this Agreement and the applicable Liquidity Agreement to the same extent as if it were an original party hereto and thereto, and no further consent or action by Seller, the Purchasers or the Agents shall be required.

                  (c) Each of the Liquidity Banks agrees that in the event that it shall cease to have a short-term debt rating of A-1 or better by Standard & Poor's Ratings Group and P-1 by

         Moody's Investor Service, Inc. (an "AFFECTED LIQUIDITY BANK"), such Affected Liquidity Bank shall be obliged, at the request of the applicable Conduit or Co-Agent, to assign all of its rights and obligations hereunder and under the applicable Liquidity Agreement to
         (x) another Liquidity Bank or (y) another funding entity nominated by such Co-Agent and acceptable to such Conduit, and willing to participate in this Agreement and the applicable Liquidity Agreement through the applicable Liquidity Termination Date in the place of such Affected Liquidity Bank; PROVIDED that the Affected Liquidity Bank receives payment in full, pursuant to an Assignment Agreement, of an amount equal to such Liquidity Bank's Pro Rata Share of the Aggregate Capital and Yield owing to the Liquidity Banks and all accrued but unpaid fees and other costs and expenses payable in respect of its Pro Rata Share of the Purchaser Interests of the Liquidity Banks.

         Section 12.2 PARTICIPATIONS. Any Liquidity Bank may, in the ordinary course of its business at any time sell to one or more Persons (each a "PARTICIPANT") participating interests in its Ratable Share of the Commitments and Purchaser Interests of the Liquidity Banks in its Group. Notwithstanding any such sale by a Liquidity Bank of a participating interest to a Participant, such Liquidity Bank's rights and obligations under this Agreement shall remain unchanged, such Liquidity Bank shall remain solely responsible for the performance of its obligations hereunder, and each of the parties hereto shall continue to deal solely and directly with such Liquidity Bank in connection with such Liquidity Bank's rights and obligations under this Agreement. Each Liquidity Bank agrees that any agreement between such Liquidity Bank and any such Participant in respect of such participating interest shall not restrict such Liquidity Bank's right to agree to any amendment, supplement, waiver or modification to this Agreement, except for any amendment, supplement, waiver or modification described in Section 14.1(b)(i).


                                 ARTICLE XIII.

                                   [RESERVED].



                                  ARTICLE XIV.

                                  MISCELLANEOUS

         Section 14.1 WAIVERS AND AMENDMENTS.

                  (a) No failure or delay on the part of any Agent or any Purchaser in exercising any power, right or remedy under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or remedy preclude any other further exercise thereof or the exercise of any other power, right or remedy. The rights and remedies herein provided shall be cumulative and nonexclusive of any rights or remedies provided by law. Any waiver of this Agreement shall be effective only in the specific instance and for the specific purpose for which given.

                  (b) No provision of this Agreement may be amended, supplemented, modified or waived except in writing in accordance with the provisions of this Section 14.1(b). Each of the Conduits, Seller and the Agents may enter into written modifications or waivers of any provisions of this Agreement, provided, however, that no such modification or waiver shall:

                           (i) without the consent of each affected Purchaser,
                  (A) extend the Liquidity Termination Date or the date of any payment or deposit of Collections by Seller or the Servicer,
                  (B) reduce the rate or extend the time of payment of Yield or any CP Costs (or any component of Yield or CP Costs), (C) reduce any fee payable to the Administrative Agent for the benefit of the Purchasers, (D) except pursuant to Article XII hereof, change the amount of the Capital of any Purchaser, any Liquidity Bank's Pro Rata Share or any Liquidity Bank's Commitment, (E) amend, modify or waive any provision of the definition of this Section 14.1(b), (F) consent to or permit the assignment or transfer by Seller of any of its rights and obligations under this Agreement, (G) change the definition of "ELIGIBLE RECEIVABLE," "LOSS RESERVE," "DEFAULT RATIO," "DILUTION RESERVE," "DILUTION RATIO," or "YIELD RESERVE" or
                  (H) amend or modify any defined term (or any defined term used directly or indirectly in such defined term) used in clauses
                  (A) through (G) above in a manner that would circumvent the intention of the restrictions set forth in such clauses; or

                           (ii) without the written consent of the then Agent,
                  amend, modify or waive any provision of this Agreement if the effect thereof is to affect the rights or duties of such Agent.

Notwithstanding the foregoing, (i) without the consent of the Liquidity Banks, but with the consent of Seller, the Agents may amend this Agreement solely to add additional Persons as Liquidity Banks hereunder and (ii) the Agents and Conduits may enter into amendments to modify any of the terms or provisions of
Article XI, Article XII, or Section 14.13 of this Agreement without the consent of Seller, provided that such amendment has no negative impact upon Seller. Any modification or waiver made in accordance with this Section 14.1 shall apply to each of the Purchasers equally and shall be binding upon Seller, the Purchasers and the Agents.

         Section 14.2 NOTICES. Except as provided in this Section 14.2, all communications and notices provided for hereunder shall be in writing (including bank wire, telecopy or electronic facsimile transmission or similar writing) and shall be given to the other parties hereto at their respective addresses or telecopy numbers set forth on the signature pages hereof or at such other address or telecopy number as such Person may hereafter specify for the purpose of notice to each of the other parties hereto. Each such notice or other communication shall be effective (i) if given by telecopy, upon the receipt thereof, (ii) if given by mail, three (3) Business Days after the time such communication is deposited in the mail with first class postage prepaid or (iii) if given by any other means, when received at the address specified in this
Section 14.2. Seller hereby authorizes the Co-Agents to effect purchases and Tranche Period and Discount Rate selections based on telephonic notices made by any Person whom the Administrative Agent in good faith believes to be acting on behalf of Seller. Seller agrees to deliver promptly to the Administrative Agent a written confirmation of each telephonic notice signed by an authorized officer of Seller; provided, however, the absence of such confirmation shall not affect the validity of such notice. If the written confirmation differs from the action taken by the Administrative Agent, the records of the Administrative Agent shall govern absent manifest error.

         Section 14.3 RATABLE PAYMENTS. If any Purchaser, whether by setoff or otherwise, has payment made to it with respect to any portion of the Aggregate Unpaids owing to such Purchaser (other than payments received pursuant to Section 10.3 or 10.4) in a greater proportion than that received by any other Purchaser entitled to receive a ratable share of such Aggregate Unpaids, such Purchaser agrees, promptly upon demand, to purchase for cash without recourse or warranty a portion of such Aggregate Unpaids held by the other Purchasers so that after such purchase each Purchaser will hold its ratable proportion of such Aggregate Unpaids; provided that if all or any portion of such excess amount is thereafter recovered from such Purchaser, such purchase shall be rescinded and the purchase price restored to the extent of such recovery, but without interest.

         Section 14.4 PROTECTION OF PURCHASER INTERESTS.

                  (a) Seller agrees that from time to time, at its expense, it will promptly execute and deliver all instruments and documents, and take all actions, that may be necessary or desirable, or that the Administrative Agent may request, to perfect, protect or more fully evidence the Purchaser Interests, or to enable the Administrative Agent or the Purchasers to exercise and enforce their rights and remedies hereunder. At any time after the occurrence of an Amortization Event, the Administrative Agent may, or the Administrative Agent may direct Seller or the Servicer to, notify the Obligors of Receivables, at Seller's expense, of the ownership or security interests of the Purchasers under this Agreement and may also direct that payments of all amounts due or that become due under any or all Receivables be made directly to the Administrative Agent or its designee. Seller or the Servicer (as applicable) shall, at any Purchaser's request, withhold the identity of such Purchaser in any such notification.

                  (b) If any Seller Party fails to perform any of its obligations hereunder, the Administrative Agent or any Purchaser may (but shall not be required to) perform, or cause performance of, such obligations, and the Administrative Agent's or such Purchaser's costs and expenses incurred in connection therewith shall be payable by Seller as provided in Section 10.4. Each Seller Party irrevocably authorizes the Administrative Agent at any time and from time to time in the sole discretion of the Administrative Agent, and appoints the Administrative Agent as its attorney-in-fact, to act on behalf of such Seller Party (i) to execute on behalf of Seller as debtor and to file financing statements necessary or desirable in the Administrative Agent's sole discretion to perfect and to maintain the perfection and priority of the interest of the Purchasers in the Receivables and (ii) to file a carbon, photographic or other reproduction of this Agreement or any financing statement with respect to the Receivables as a financing statement in such offices as the Administrative Agent in its sole discretion deems necessary or desirable to perfect and to maintain the perfection and priority of the interests of the Purchasers in the Receivables. This appointment is coupled with an interest and is irrevocable.

         Section 14.5 CONFIDENTIALITY. Each of the parties hereto agrees to comply with the confidentiality provisions of Section 7.4 of the Receivables Sale Agreement with the same force and effect as if it were a direct party to such agreement.

         Section 14.6 BANKRUPTCY PETITION. Each of Seller, the Servicer, the Agents, the Liquidity Banks and the other Conduit hereby covenants and agrees that, prior to the date that is one year and one day after the payment in full of all outstanding senior indebtedness of a Conduit, it will not institute against, or join any other Person in instituting against, such Conduit any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or other similar proceeding under the laws of the United States or any state of the United States.

         Section 14.7 LIMITATION OF LIABILITY. Except with respect to any claim arising out of the willful misconduct or gross negligence of any Agent or any Purchaser, no claim may be made by any Seller Party or any other Person against any Agent or Purchaser or their respective Affiliates, directors, officers, employees, attorneys or agents for any special, indirect, consequential or punitive damages in respect of any claim for breach of contract or any other theory of liability arising out of or related to the transactions contemplated by this Agreement, or any act, omission or event occurring in connection therewith; and each Seller Party hereby waives, releases, and agrees not to sue upon any claim for any such damages, whether or not accrued and whether or not known or suspected to exist in its favor.

         Section 14.8 CHOICE OF LAW. THIS AGREEMENT SHALL BE GOVERNED AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS (AND NOT THE LAW OF CONFLICTS) OF THE STATE OF ILLINOIS.

         Section 14.9 CONSENT TO JURISDICTION. EACH SELLER PARTY HEREBY IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF ANY UNITED STATES FEDERAL OR STATE COURT SITTING IN CHICAGO, ILLINOIS, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY DOCUMENT EXECUTED BY SUCH PERSON PURSUANT TO THIS AGREEMENT AND EACH SELLER PARTY HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH COURT AND IRREVOCABLY WAIVES ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE AS TO THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN SUCH A COURT OR THAT SUCH COURT IS AN INCONVENIENT FORUM. NOTHING HEREIN SHALL LIMIT THE RIGHT OF ANY AGENT OR ANY PURCHASER TO BRING PROCEEDINGS AGAINST ANY SELLER PARTY IN THE COURTS OF ANY OTHER JURISDICTION. ANY JUDICIAL PROCEEDING BY ANY SELLER PARTY AGAINST ANY AGENT OR ANY PURCHASER OR ANY AFFILIATE OF ANY AGENT OR ANY PURCHASER INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH THIS AGREEMENT OR ANY DOCUMENT EXECUTED BY SUCH SELLER PARTY PURSUANT TO THIS AGREEMENT SHALL BE BROUGHT ONLY IN A COURT IN CHICAGO, ILLINOIS.

         Section 14.10 WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING, DIRECTLY

OR INDIRECTLY, ANY MATTER (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH THIS AGREEMENT, ANY DOCUMENT EXECUTED BY ANY SELLER PARTY PURSUANT TO THIS AGREEMENT OR THE RELATIONSHIP ESTABLISHED HEREUNDER OR THEREUNDER.

         Section 14.11 INTEGRATION; BINDING EFFECT; SURVIVAL OF TERMS.

                  (a) This Agreement and each other Transaction Document contain the final and complete integration of all prior expressions by the parties hereto with respect to the subject matter hereof and shall constitute the entire agreement among the parties hereto with respect to the subject matter hereof superseding all prior oral or written understandings.

                  (b) This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns (including any trustee in bankruptcy). This Agreement shall create and constitute the continuing obligations of the parties hereto in accordance with its terms and shall remain in full force and effect until terminated in accordance with its terms; provided, however, that the rights and remedies with respect to (i) any breach of any representation and warranty made by any Seller Party pursuant to
         Article V, (ii) the indemnification and payment provisions of Article X, and Sections 14.5 and 14.6 shall be continuing and shall survive any termination of this Agreement.

         Section 14.12 COUNTERPARTS; SEVERABILITY; SECTION REFERENCES. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same Agreement. Any provisions of this Agreement which are prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. Unless otherwise expressly indicated, all references herein to "ARTICLE," "SECTION," "SCHEDULE" or "EXHIBIT" shall mean articles and sections of, and schedules and exhibits to, this Agreement.

         Section 14.13 BANK ONE ROLES. Each of the Liquidity Banks acknowledges that Bank One acts, or may in the future act, (i) as administrative agent for Jupiter or any Liquidity Bank, (ii) as issuing and paying agent for the Commercial Paper, (iii) to provide credit or liquidity enhancement for the timely payment for the Commercial Paper and (iv) to provide other services from time to time for Conduit or any Liquidity Bank (collectively, the "BANK ONE ROLES"). Without limiting the generality of this Section 14.13, each Liquidity Bank hereby acknowledges and consents to any and all Bank One Roles and agrees that in connection with any Bank One Role, Bank One may take, or refrain from taking, any action that it, in its discretion, deems appropriate, including, without limitation, in its role as administrative agent for Jupiter, and the giving of notice to the Jupiter Liquidity Banks of a put pursuant to the Jupiter Liquidity Agreement.

         Section 14.14 CHARACTERIZATION.

                  (a) It is the intention of the parties hereto that each purchase hereunder shall constitute and be treated as an absolute and irrevocable sale, which purchase shall provide the applicable Purchaser with the full benefits of ownership of the applicable Purchaser Interest. Except as specifically provided in this Agreement, each sale of a Purchaser Interest hereunder is made without recourse to Seller; provided, however, that (i) Seller shall be liable to each of the Purchasers and Agents for all representations, warranties, covenants and indemnities made by Seller pursuant to the terms of this Agreement, and (ii) such sale does not constitute and is not intended to result in an assumption by any Purchaser or Agent or any assignee thereof of any obligation of Seller or any Originator or any other Person arising in connection with the Receivables, the Related Security, or the related Contracts, or any other obligations of Seller or any Originator.

                  (b) In addition to any ownership interest which the Administrative Agent may from time to time acquire pursuant hereto, Seller hereby grants to the Administrative Agent for the ratable benefit of the Purchasers a valid and perfected security interest in all of Seller's right, title and interest in, to and under all Receivables now existing or hereafter arising, the Collections, each Lock-Box, each Collection Account, all Related Security, all other rights and payments relating to such Receivables, and all proceeds of any thereof prior to all other liens on and security interests therein to secure the prompt and complete payment of the Aggregate Unpaids. The Administrative Agent and the Purchasers shall have, in addition to the rights and remedies that they may have under this Agreement, all other rights and remedies provided to a secured creditor under the UCC and other applicable law, which rights and remedies shall be cumulative.

                            [SIGNATURE PAGES FOLLOW]

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered by their duly authorized officers as of the date hereof.

RPM FUNDING CORPORATION, AS SELLER



By:    /s/ P. Kelly Tompkins
   --------------------------------------------------
Name:  P. Kelly Tompkins
Title: Vice President, Secretary

ADDRESS:

         RPM Funding Corporation
         2628 Pearl Road, Suite 100
         Medina, Ohio 44258
         Attention: Treasurer
         Phone: (330) 273-8837
         Fax:   (330) 225-6574



RPM, Inc., AS SERVICER



By:    /s/ P. Kelly Tompkins
   --------------------------------------------------
Name:  P. Kelly Tompkins
Title: Vice President, General Counsel
       and Secretary

ADDRESS:

         RPM, Inc.
         2628 Pearl Road
         P.O. Box 777
         Medina, Ohio 44258
         Attention: Treasurer
         Phone: (330) 273-8837
         Fax:   (330) 225-6574

JUPITER SECURITIZATION CORPORATION



By:    /s/ Sherri Gerner
   --------------------------------------------------
Name:  Sherri Gerner
Title: Authorized Signer
Address:      c/o Bank One, NA (Main Office Chicago)
              Asset Backed Finance
              Suite IL1-0079, 1-19
              1 Bank One Plaza
              Chicago, Illinois  60670-0079
              Fax: (312) 732-1844


BANK ONE, NA (MAIN OFFICE CHICAGO), INDIVIDUALLY , AS JUPITER AGENT AND AS ADMINISTRATIVE AGENT



By:    /s/ Sherri Gerner
   --------------------------------------------------
Name:  Sherri Gerner
Title: Director, Capital Markets
Address:      c/o Bank One, NA (Main Office Chicago)
              Asset Backed Finance
              1 Bank One Plaza
              Mail Suite IL1-0594
              Attention: Portfolio Management
              Chicago, IL 60670-0594
              Fax: 312-732-2245

BLUE RIDGE ASSET FUNDING CORPORATION

BY:  WACHOVIA BANK, NATIONAL ASSOCIATION, ATTORNEY-IN FACT

By:   /s/ Douglas R. Wilson Sr.
   --------------------------------------------------
Name:  Douglas R. Wilson Sr.
Title: Vice President

ADDRESS:

             Blue Ridge Asset Funding Corporation
             100 North Main Street
             Winston-Salem, NC 27150
             Attention:  John Dillon
             Phone: (336) 735-6097
             Fax:   (336) 735-6099

             WITH A COPY TO:

             Blue Ridge Asset Funding Corporation
             c/o AMACAR Group, L.L.C.
             6525 Morrison Blvd., Suite 318
             Charlotte, North Carolina 28211
             Attention:  Douglas K.  Johnson
             Phone: (704) 365-0569
             Fax:   (704) 365-1362




WACHOVIA BANK, NATIONAL ASSOCIATION, INDIVIDUALLY AND AS BLUE RIDGE AGENT


By:   /s/ Kenny Karpowicz
   --------------------------------------------------
Name:  Kenny Karpowicz
Title: Vice President

ADDRESS:

         Wachovia Bank, National Association
         191 Peachtree Street, 26th Floor
         GA8047
         Atlanta, Georgia  30303
         Attention: Elizabeth R. Wagner
         Phone: (404) 332-1398
         Fax:   (404) 332-5152

                                    EXHIBIT I

                                   DEFINITIONS


                  As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

                  "ACCRUAL PERIOD" means each calendar month, provided that the initial Accrual Period hereunder means the period from (and including) the date of the initial purchase hereunder to (and including) the last day of the calendar month thereafter.

                  "ADJUSTED DILUTION RATIO" means, at any time, the rolling average of the Dilution Ratio for the 12 Calculation Periods then most recently ended.

                  "ADJUSTED ELIGIBLE RECEIVABLES" means the aggregate Outstanding Balance of Eligible Receivables less (i) the Cash Discount Exposure Factor; (ii) the Contractual Rebate Accruals; (iii) the aggregate Outstanding Balance of all Government Receivables in excess of 3% of the aggregate Outstanding Balance of all Receivables; (iv) the aggregate Outstanding Balance of all Canadian Receivables in excess of 3% of the aggregate Outstanding Balance of all Receivables; (v) the aggregate Outstanding Balance of all Eligible Receivables which by their terms are due 62-91 days after the date of invoice in excess of 15% of the aggregate Outstanding Balance of all Receivables; and (v) the aggregate Outstanding Balance of all Eligible Receivables which by their terms are due 92-121 days after the date of invoice in excess of 3% of the aggregate Outstanding Balance of all Receivables.

                  "ADVERSE CLAIM" means a lien, security interest, charge or encumbrance, or other right or claim in, of or on any Person's assets or properties in favor of any other Person.

                  "AFFECTED LIQUIDITY BANK" has the meaning specified in Section 12.1(c).

                  "AFFILIATE" means, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under direct or indirect common control with, such Person or any Subsidiary of such Person. A Person shall be deemed to control another Person if the controlling Person owns 10% or more of any class of voting securities of the controlled Person or possesses, directly or indirectly, the power to direct or cause the direction of the management or policies of the controlled Person, whether through ownership of stock, by contract or otherwise.

                  "AGENT" has the meaning set forth in the preamble to this Agreement.

                  "AGGREGATE CAPITAL" means, on any date of determination, the aggregate amount of Capital of all Purchaser Interests outstanding on such date.

                  "AGGREGATE REDUCTION" has the meaning specified in Section
1.3.

                  "AGGREGATE RESERVES" means the Aggregate Reserve Percentage multiplied by the Net Receivables Balance.

                  "AGGREGATE RESERVE PERCENTAGE" means, on any date of determination, the sum of the Loss Reserve, the Yield Reserve and the Dilution Reserve.

                  "AGGREGATE UNPAIDS" means, at any time, an amount equal to the sum of all Aggregate Capital and unpaid Obligations (whether due or accrued) at such time.

                  "AGREEMENT" means this Receivables Purchase Agreement, as it may be amended or modified and in effect from time to time.

                  "AMORTIZATION DATE" means the earliest to occur of (i) the day on which any of the conditions precedent set forth in Section 6.2 are not satisfied, (ii) the Business Day immediately prior to the occurrence of an Amortization Event set forth in Section 9.1(f)(ii), (iii) the Business Day specified in a written notice from any Agent following the occurrence of any other Amortization Event, and (iv) the date which is 30 days after the Co-Agents' receipt of written notice from Seller that it wishes to terminate the facility evidenced by this Agreement.

                  "AMORTIZATION EVENT" has the meaning specified in Article IX.

                  "APPLICABLE MARGIN" means the sum of (a) 0.25% per annum, plus
(b) the "Applicable Margin" from time to time in effect for "Eurodollar Committed Loans" under the RPM Credit Agreement.

                  "ASSIGNMENT AGREEMENT" has the meaning set forth in Section 12.1(b).

                  "AUTHORIZED OFFICER" means, with respect to any Person, its president, corporate controller, treasurer, chief financial officer or secretary.

                  "BANK ONE" has the meaning specified in the preamble to this Agreement.

                  "BLUE RIDGE" has the meaning specified in the preamble to this Agreement.

                  "BLUE RIDGE ALLOCATION LIMIT" has the meaning set forth in
Section 1.1(a).

                  "BLUE RIDGE FEE LETTER" means that certain Blue Ridge Fee Letter dated as of the date hereof by and among Seller, Blue Ridge and the Blue Ridge Agent.

                  "BLUE RIDGE LIQUIDITY AGREEMENT" means the Liquidity Asset Purchase Agreement dated as of the date hereof among Blue Ridge, the Blue Ridge Agent, and the Blue Ridge Liquidity Banks from time to time party thereto, as the same may be amended, restated, supplemented, replaced or otherwise modified from time to time.

                  "BROKEN FUNDING COSTS" means for any Purchaser Interest which:
(i) has its Capital reduced without compliance by Seller with the notice requirements hereunder or (ii) does not become subject to an Aggregate Reduction following the delivery of any Reduction Notice or (iii) is assigned under a Liquidity Agreement or terminated prior to the date on which it was originally scheduled to end; an amount equal to the excess, if any, of (A) the CP Costs or Yield (as applicable) that would have accrued during the remainder of the Tranche Periods or the tranche periods for Commercial Paper determined by the applicable Co-Agent to relate to such Purchaser Interest (as applicable) subsequent to the date of such reduction, assignment or termination (or in respect of clause (ii) above, the date such Aggregate Reduction was designated to occur pursuant to the Reduction Notice) of the Capital of such Purchaser Interest if such reduction, assignment or termination had not occurred or such Reduction Notice had not been delivered, over (B) the sum of (x) to the extent all or a portion of such Capital is allocated to another Purchaser Interest, the amount of CP Costs or Yield actually accrued during the remainder of such period on such Capital for the new Purchaser Interest, and (y) to the extent such Capital is not allocated to another Purchaser Interest, the income, if any, actually received during the remainder of such period by the holder of such Purchaser Interest from investing the portion of such Capital not so allocated. In the event that the amount referred to in clause (B) exceeds the amount referred to in clause (A), the relevant Purchaser or Purchasers agree to pay to Seller the amount of such excess. All Broken Funding Costs shall be due and payable hereunder upon written demand.

                  "BUSINESS DAY" means any day on which banks are not authorized or required to close in New York, New York, Atlanta, Georgia, or Chicago, Illinois and The Depository Trust Company of New York is open for business, and, if the applicable Business Day relates to any computation or payment to be made with respect to the LIBO Rate, any day on which dealings in dollar deposits are carried on in the London interbank market.

                  "CALCULATION PERIOD" means a calendar month.

                  "CANADIAN RECEIVABLE" means a Receivable as to which the Obligor (a) if a natural person, is a resident of Canada, and (b) if a corporation or other business entity, is organized under the laws of and/or maintains its chief executive office in Canada.

                  "CAPITAL" of any Purchaser Interest means, at any time, (A) the Purchase Price of such Purchaser Interest, minus (B) the sum of the aggregate amount of Collections and other payments received by the Administrative Agent which in each case are applied to reduce such Capital in accordance with the terms and conditions of this Agreement; provided that such Capital shall be restored (in accordance with Section 2.5) in the amount of any Collections or other payments so received and applied if at any time the distribution of such Collections or payments are rescinded, returned or refunded for any reason.

                  "CAPITAL LEASE OBLIGATIONS" means, as to any Person, the obligations of such Person to pay rent or other amounts under a lease of (or other agreement conveying the right to use) real and/or personal property to the extent such obligations are required to be classified and accounted for as a capital lease on a balance sheet of such Person under GAAP (including Statement of Financial Accounting Standards No. 13 of the Financial Accounting Standards Board) and, for purposes of this Agreement, the amount of such obligations shall be the capitalized amount thereof, determined in accordance with GAAP (including such Statement No. 13).

                  "CASH DISCOUNT EXPOSURE FACTOR" means 1.5% multiplied by the aggregate Outstanding Balance of all Receivables less than 31 days past due.

                  "CHANGE OF CONTROL" has the meaning set forth in the Receivables Sale Agreement.

                  "CHARGED-OFF RECEIVABLE" means a Receivable: (i) as to which the Obligor thereof has taken any action, or suffered any event to occur, of the type described in Section 9.1(f) (as if references to Seller Party therein refer to such Obligor); (ii) as to which the Obligor thereof, if a natural person, is deceased, (iii) which, consistent with the Credit and Collection Policy, would be written off Seller's books as uncollectible, or (iv) which has been identified by Seller as uncollectible.

                  "CODE" means the Internal Revenue Code of 1986, as amended, or any successor statute.

                  "COLLECTION ACCOUNT" means each concentration account, depositary account, lock-box account or similar account in which any Collections are collected or deposited and which is listed on Exhibit IV.

                  "COLLECTION ACCOUNT AGREEMENT" means an agreement substantially in the form of Exhibit VI among an Originator, Seller, the Administrative Agent and a Collection Bank.

                  "COLLECTION BANK" means, at any time, any of the banks holding one or more Collection Accounts.

                  "COLLECTION NOTICE" means a notice, in substantially the form of Annex A to Exhibit VI, from the Administrative Agent to a Collection Bank.

                  "COLLECTIONS" means, with respect to any Receivable, all cash collections and other cash proceeds in respect of such Receivable, including, without limitation, all yield, Finance Charges or other related amounts accruing in respect thereof and all cash proceeds of Related Security with respect to such Receivable.

                  "COMMERCIAL PAPER" means promissory notes of Conduit issued by Conduit in the commercial paper market.

                  "COMMITMENT" means, for each Liquidity Bank, the commitment of such Liquidity Bank to purchase Purchaser Interests from (i) Seller and (ii) Conduit, in an amount not to exceed (i) in the aggregate, the amount set forth opposite such Liquidity Bank's name on Schedule A to this Agreement, as such amount may be modified in accordance with the terms hereof and (ii) with respect to any individual purchase hereunder, its Pro Rata Share of the Purchase Price therefor.

                  "CONCENTRATION LIMIT" means, at any time, for any Obligor and its Affiliates, considered as if they were one and the same Obligor, 6.5% of Adjusted Eligible Receivables with long-term debt ratings of at least "Baa3" by Moody's Investors Services, Inc. and at least "BBB-" by Standard & Poor's Ratings Group, or 5% of the Adjusted Eligible Receivables, or such other amount (a "SPECIAL CONCENTRATION LIMIT") for such Obligor designated by the Co-Agents; PROVIDED that either of the Co-Agents may, upon not less than five Business Days' notice to Seller, cancel any Special Concentration Limit. As of the date hereof, (x) the Special Concentration Limit for The Home Depot, Inc. and its Affiliates is the lesser of (i) $40,000,000 or (ii) 20% of Adjusted Eligible Receivables; (y) the Special Concentration Limit for Wal-Mart Stores Inc. and its Affiliates is the lesser of (i) $20,000,000 or (ii) 10% of Adjusted Eligible Receivables; and (z) the Special Concentration Limit for Lowe's Companies, Inc. and its Affiliates is the lesser of (i) $20,000,000 or (ii) 10% of Adjusted Eligible Receivables.

                  "CONDUIT" has the meaning set forth in the preamble to this Agreement.

                  "CONSTITUENTS" means, as to either Co-Agent, the Conduit represented by it as specified in the preamble to this Agreement, and each of such Conduit's Liquidity Banks, and the term "CONSTITUENT" when used as an adjective shall have a correlative meaning.

                  "CONTINGENT OBLIGATION" of a Person means any agreement, undertaking or arrangement by which such Person assumes, guarantees, endorses, contingently agrees to purchase or provide funds for the payment of, or otherwise becomes or is contingently liable upon, the obligation or liability of any other Person, or agrees to maintain the net worth or working capital or other financial condition of any other Person, or otherwise assures any creditor of such other Person against loss, including, without limitation, any comfort letter, operating agreement, take-or-pay contract or application for a letter of credit.

                  "CONTRACT" means, with respect to any Receivable, any and all instruments, agreements, invoices or other writings pursuant to which such Receivable arises or which evidences such Receivable.

                  "CONTRACTUAL REBATE ACCRUAL" means, with respect to any Receivable on any date of determination, the ending balance of all accounting accruals or reserves for potential volume rebates, seasonal and other promotional discounts, advertising and other cooperative subsidies, or similar contractual credits booked with respect to such Receivable.

                  "CP COSTS" means, for each Conduit for each day, the sum of
(i) discount or yield accrued on such Conduit's Pooled Commercial Paper on such day, plus (ii) any and all accrued commissions in respect of placement agents and Commercial Paper dealers, and issuing and paying agent fees incurred, in respect of such Conduit's Pooled Commercial Paper for such day, plus (iii) other costs associated with funding small or odd-lot amounts with respect to all receivable purchase facilities which are funded by such Conduit's Pooled Commercial Paper for such day, minus (iv) any accrual of income net of expenses received on such day from investment of collections received under all receivable purchase facilities funded substantially with such Conduit's Pooled Commercial Paper, minus (v) any payment received on such day by such Conduit net of expenses in respect of Broken Funding Costs related to the prepayment of any Purchaser Interest of such Conduit pursuant to the terms of any receivable purchase facilities funded substantially with its Pooled Commercial Paper. In addition to the foregoing costs, if Seller shall request any Incremental Purchase during any period of time determined by such Conduit's Co-Agent in its sole discretion to result in incrementally higher CP Costs applicable to such Incremental Purchase, the Capital associated with any such Incremental Purchase shall, during such period, be deemed to be funded by such Conduit in a special pool (which may include capital associated with other receivable purchase facilities) for purposes of determining such additional CP Costs applicable only to such special pool and charged each day during such period against such Capital.

                  "CREDIT AND COLLECTION POLICY" means the Originators' credit and collection policies and practices relating to Contracts and Receivables existing on the date hereof and summarized in Exhibit VIII hereto, as modified from time to time in accordance with this Agreement.

                  "CUT-OFF DATE" means the last day of a Calculation Period.

                  "DAYS SALES OUTSTANDING" means, as of any day, an amount equal to the product of (x) 91, multiplied by (y) the amount obtained by dividing (i) the aggregate Outstanding Balance of all Receivables as of the most recent Cut-Off Date, by (ii) the aggregate amount of Receivables created during the three (3) Calculation Periods including and immediately preceding such Cut-Off Date.

                  "DEEMED COLLECTIONS" means the aggregate of all amounts Seller shall have been deemed to have received as a Collection of a Receivable. Seller shall be deemed to have received a Collection in full of a Receivable if at any time any of the representations or warranties in Article V are no longer true with respect to any Receivable. If (i) the Outstanding Balance of any Receivable is either (x) reduced as a result of any defective or rejected goods or services, any discount or any adjustment or otherwise by Seller (other than cash Collections on account of the Receivables) or (y) reduced or canceled as a result of a setoff in respect of any claim by any Person (whether such claim arises out of the same or a related transaction or an unrelated transaction), Seller shall be deemed to have received a Collection of such Receivable to the extent of such reduction or cancellation.

                  "DEFAULT FEE" means with respect to any amount due and payable by Seller in respect of any Aggregate Unpaids, an amount equal to interest on any such unpaid Aggregate Unpaids at a rate per annum equal to 2% above the Prime Rate.

                  "DEFAULT HORIZON RATIO" means, as of any Cut-Off Date, the ratio (expressed as a decimal) computed by dividing (a) the sum of (i) the aggregate sales generated by the Originators during the three Calculation Periods ending on such Cut-Off Date and (ii) 50% of the aggregate sales generated by the Originators during the Calculation Period ending three Cut-Off Dates prior to such Cut-Off Date, by (b) the Net Receivables Balance as of such Cut-Off Date.

                  "DEFAULT RATIO" means, as of any Cut-Off Date, the ratio (expressed as a percentage) computed by dividing (x) the total amount of Receivables which became Defaulted Receivables or which became Charged-Off Receivables before becoming Defaulted Receivables, in either case during the Calculation Period that includes such Cut-Off Date, by (y) the aggregate sales generated by the Originators during the Calculation Period occurring four months prior to the Calculation Period ending on such Cut-Off Date.

                  "DEFAULTED RECEIVABLE" means a Receivable as to which any payment, or part thereof, remains unpaid for 91 days or more from the original due date for such payment.

                  "DELINQUENCY RATIO" means, at any time, a percentage equal to
(i) the aggregate Outstanding Balance of all Receivables that were Delinquent Receivables at such time divided by (ii) the aggregate Outstanding Balance of all Receivables at such time.

                  "DELINQUENT RECEIVABLE" means a Receivable as to which any payment, or part thereof, remains unpaid for 61-90 days from the original due date for such payment.

                  "DESIGNATED OBLIGOR" means an Obligor indicated by any of the Agents to Seller in writing.

                  "DILUTION HORIZON RATIO" means, as of any Cut-off Date, a ratio (expressed as a decimal), computed by dividing (i) the aggregate sales generated by the Originators during the two Calculation Periods ending on such Cut-Off Date, by (ii) the Net Receivables Balance as of such Cut-Off Date.

                  "DILUTION RATIO" means, as of any Cut-Off Date, a ratio (expressed as a percentage), computed by dividing (a) the total amount of Dilutions during the Calculation Period ending on such Cut-Off Date, by (b) the aggregate sales generated by the Originators during the Calculation Period that ended two Cut-Off Dates prior to such Cut-Off Date.

                  "DILUTION RESERVE" means, for any Calculation Period, the greater of (i) 8% or (ii) the product (expressed as a percentage) of:

                  (a) the sum of (i) two (2) times the Adjusted Dilution Ratio as of the Cutoff Date for such Calculation Period, plus (ii) the Dilution Volatility Component as of the Cutoff Date for such Calculation Period, TIMES

                  (b) the Dilution Horizon Ratio as of the Cutoff Date for such Calculation Period.

                  "DILUTION VOLATILITY COMPONENT" means the product (expressed as a percentage) of (i) the difference between (a) the highest three (3)-month rolling average Dilution Ratio over the past 12 Calculation Periods and (b) the Adjusted Dilution Ratio, and (ii) a fraction, the numerator of which is equal to the amount calculated in (i)(a) of this definition and the denominator of which is equal to the amount calculated in (i)(b) of this definition.

                  "DILUTIONS" means, at any time, the aggregate amount of reductions or cancellations described in clause (i) of the definition of "Deemed Collections" other than those for which a Contractual Rebate Accrual has been booked.

                  "DISCOUNT RATE" means, the LIBO Rate or the Prime Rate, as applicable, with respect to each Purchaser Interest of the Liquidity Banks.

                  "DOWNGRADED LIQUIDITY BANK" means a Liquidity Bank which has been the subject of a Downgrading Event.

                  "DOWNGRADING EVENT" with respect to any Person means the lowering of the rating with regard to the short-term securities of such Person to below (i) A-1 by S&P, or (ii) P-1 by Moody's.

                  "EBITDA" means, for any period, determined on a consolidated basis for RPM and its Subsidiaries, net operating income of RPM and its Subsidiaries (calculated before provision for income taxes, interest expense, extraordinary items, income attributable to equity in Affiliates and all amounts attributable to depreciation and amortization) for such period.

                  "ELIGIBLE ASSIGNEE" means (a) any "bankruptcy remote" special purpose entity which is administered by Wachovia or Bank One (or any Affiliate of the foregoing) that is in the business of acquiring or financing receivables, securities and/or other financial assets and which issues commercial paper notes that are rated at least A-1 by S&P and P-1 by Moody's, (b) any Qualifying Liquidity Bank having a combined capital and surplus of at least $250,000,000, or (c) any Downgraded Liquidity Bank whose liquidity commitment has been fully drawn by the applicable Conduit or its Co-Agent and funded into a collateral account.

                  "ELIGIBLE RECEIVABLE" means, at any time, a Receivable:

                           (i) the Obligor of which (a) if a natural person, is
                  a resident of the United States, Puerto Rico or Canada or, if a corporation or other business organization, is organized under the laws of the United States, Puerto Rico, Canada or any political subdivision of the foregoing and has its chief executive office in the United States, Puerto Rico or Canada;
                  (b) is not an Affiliate of any of the parties hereto; and (c) is not a Designated Obligor;

                           (ii) the Obligor of which is not the Obligor of any
                  Charged-Off Receivable,

                           (iii) which is not a Charged-Off Receivable, a
                  Defaulted Receivable or a Delinquent Receivable,

                           (iv) which is not owing from an Obligor as to which
                  more than 25% of the aggregate Outstanding Balance of all Receivables owing from such Obligor are Delinquent Receivables or Defaulted Receivables,

                           (v) which by its terms is due and payable on or
                  within 121 days of the original billing date therefor and has not had its payment terms extended,

                           (vi) which is an "account" within the meaning of
                  Section 9-102 of the UCC of all applicable jurisdictions,

                           (vii) which is denominated and payable only in United
                  States dollars in the United States,

                           (viii) which arises under a Contract in substantially
                  the form of one of the form contracts set forth on Exhibit IX hereto or otherwise approved by the Co-Agents in writing, which, together with such Receivable, is in full force and effect and constitutes the legal, valid and binding obligation of the related Obligor enforceable against such Obligor in accordance with its terms subject to no offset, counterclaim or other defense,

                           (ix) which arises under a Contract which (A) does not
                  require the Obligor under such Contract to consent to the transfer, sale or assignment of the rights and duties of the applicable Originator or any of its assignees under such Contract and (B) does not contain a confidentiality provision that purports to restrict the ability of any Purchaser to exercise its rights under this Agreement, including, without limitation, its right to review the Contract,

                           (x) which arises under a Contract that contains an
                  obligation to pay a specified sum of money, contingent only upon the sale of goods or the provision of services by the applicable Originator,

                           (xi) which, together with the Contract related
                  thereto, does not contravene any law, rule or regulation applicable thereto (including, without limitation, any law, rule and regulation relating to truth in lending, fair credit billing, fair credit reporting, equal credit opportunity, fair debt collection practices and privacy) and with respect to which no part of the Contract related thereto is in violation of any such law, rule or regulation,

                           (xii) which satisfies in all material respects the
                  applicable requirements of the Credit and Collection Policy,

                           (xiii) which was generated in the ordinary course of
                  the applicable Originator's business,

                           (xiv) which arises solely from the sale of goods or
                  the provision of services to the related Obligor by an Originator, and not by any other Person (in whole or in part),

                           (xv) as to which a Co-Agent has not notified Seller
                  that such Co-Agent has determined in the exercise of its commercially reasonable credit judgment that such Receivable or class of Receivables is not acceptable as an Eligible Receivable, including, without limitation, because such Receivable arises under a Contract that is not acceptable to such Co-Agent,

                           (xvi) which is not subject to (A) any right of
                  rescission or set-off, or (B) any currently asserted counterclaim or other defense (including defenses arising out of violations of usury laws) of the applicable Obligor against any Originator or any other Adverse Claim, and the Obligor thereon holds no right as against any Originator to cause any Originator to repurchase the goods or merchandise the sale of which shall have given rise to such Receivable (except with respect to sale discounts effected pursuant to the Contract, or defective goods returned in accordance with the terms of the Contract) ); PROVIDED, HOWEVER, that if such dispute, offset, counterclaim or defense affects only a portion of the Outstanding

                  Balance of such Receivable, then such Receivable may be deemed an Eligible Receivable to the extent of the portion of such Outstanding Balance which is not so affected, and PROVIDED, FURTHER, that Receivables of any Obligor which has any accounts payable by the applicable Originator or by a wholly-owned Subsidiary of such Originator (thus giving rise to a potential offset against such Receivables) may be treated as Eligible Receivables to the extent that the Obligor of such Receivables has agreed pursuant to a written agreement in form and substance satisfactory to the Agents, that such Receivables shall not be subject to such offset,

                           (xvii) as to which the applicable Originator has
                  satisfied and fully performed all obligations on its part with respect to such Receivable required to be fulfilled by it, and no further action is required to be performed by any Person with respect thereto other than payment thereon by the applicable Obligor, and

                           (xviii) all right, title and interest to and in which
                  has been validly transferred by the applicable Originator directly to Seller under and in accordance with the Receivables Sale Agreement, and Seller has good and marketable title thereto free and clear of any Adverse Claim.

                  "EQUITY INTERESTS" means, with respect to any Person, any and all shares, interests, participations or other equivalents, including membership interests (however designated, whether voting or non-voting), of capital of such Person, including, if such Person is a partnership, partnership interests (whether general or limited) and any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, such partnership, whether outstanding on the date hereof or issued after the date of this Agreement.

                  "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time.

                  "EXTENSION REQUEST" has the meaning set forth in Section 1.5 of this Agreement.

                  "FACILITY ACCOUNT" means RPM Funding Corporation Collection Account #657548978 at National City Bank, 1900 East Ninth St., Cleveland, Ohio 44114, ABA #041000124.

                  "FACILITY TERMINATION DATE" means the earliest of (i) June 4, 2005, (ii) the Liquidity Termination Date for either Conduit, and (iii) the Amortization Date.

                  "FEDERAL BANKRUPTCY CODE" means Title 11 of the United States Code entitled "Bankruptcy," as amended and any successor statute thereto.

                  "FEDERAL FUNDS EFFECTIVE RATE" means, for any period, a fluctuating interest rate per annum for each day during such period equal to (a) the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published for such day (or, if such day is not a Business Day, for the preceding Business Day) by the Federal Reserve Bank of New York in the Composite Closing

Quotations for U.S. Government Securities; or (b) if such rate is not so published for any day which is a Business Day, the average of the quotations at approximately 10:30 a.m. (Chicago time) for such day on such transactions received by the applicable Co-Agent from three federal funds brokers of recognized standing selected by it.

                  "FEE LETTERS" means, collectively, the Blue Ridge Fee Letter and the Jupiter Fee Letter.

                  "FINANCE CHARGES" means, with respect to a Contract, any finance, interest, late payment charges or similar charges owing by an Obligor pursuant to such Contract.

                  "FUNDING AGREEMENT" means this Agreement and any agreement or instrument executed by any Funding Source with or for the benefit of Conduit.

                  "FUNDING SOURCE" means (i) any Liquidity Bank or (ii) any insurance company, bank or other funding entity providing liquidity, credit enhancement or back-up purchase support or facilities to Conduit.

                  "GAAP" means generally accepted accounting principles in effect in the United States of America from time to time.

                  "GOVERNMENT RECEIVABLE" means a Receivable as to which the Obligor is a government or a governmental subdivision or agency.

                  "GROUP" means the Blue Ridge Group or the Jupiter Group.

                  "GUARANTEED" has the meaning ascribed thereto in the definition of "GUARANTY" in the RPM Credit Agreement.

                  "INCREMENTAL PURCHASE" means a purchase of a Purchaser Interest which increases the total outstanding Aggregate Capital hereunder.

                  "INDEBTEDNESS" means, as to any Person (determined without duplication): (i) indebtedness of such Person for borrowed money (whether by loan or the issuance and sale of debt securities) or for the deferred purchase or acquisition price of property or services other than accounts payable (other than for borrowed money) incurred in the ordinary course of such Person's business, (ii) obligations of such Person in respect of letters of credit or similar instruments issued or accepted by banks and other financial institutions for the account of such Person (whether or not such obligations are contingent);
(iii) Capital Lease Obligations of such Person; (iv) obligations of such Person to redeem or otherwise retire shares of capital stock of such Person; (v) indebtedness of others of the type described in clause (i), (ii), (iii) or (iv) above secured by a Lien on the property of such Person, whether or not the respective obligation so secured has been assumed by such Person; and (vi) indebtedness of others of the type described in clause (i), (ii), (iii) or (iv) above Guaranteed by such Person.

                  "INDEPENDENT DIRECTOR" shall mean a member of the Board of Directors of Seller who is not at such time, and has not been at any time during the preceding five (5) years, (A) a director, officer, employee or affiliate of any Seller Party, any Originator, or any of their


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

respective Subsidiaries or Affiliates, or (B) the beneficial owner (at the time of such individual's appointment as an Independent Director or at any time thereafter while serving as an Independent Director) of any of the outstanding common shares of any Seller Party, any Originator, or any of their respective Subsidiaries or Affiliates, having general voting rights.

                  "INTEREST EXPENSE" means, for any period, the sum (determined without duplication) of the aggregate amount of interest accruing during such period on Indebtedness of RPM and its Subsidiaries (on a consolidated basis), including the interest portion of payments under Capital Lease Obligations and any capitalized interest, and excluding amortization of debt discount and expense.

                  "JUPITER" has the meaning provided in the preamble of this Agreement.

                  "JUPITER AGENT" has the meaning provided in the preamble of this Agreement.

                  "JUPITER ALLOCATION LIMIT" has the meaning set forth in
Section 1.1(b).

                  "JUPITER FEE LETTER" means that certain Jupiter Fee Letter dated as of the date hereof by and among Seller, Jupiter and the Jupiter Agent.

                  "JUPITER LIQUIDITY AGREEMENT" means the Liquidity Asset Purchase Agreement dated as of the date hereof among Jupiter, the Jupiter Agent, and the Jupiter Liquidity Banks from time to time party thereto, as the same may be amended, restated, supplemented, replaced or otherwise modified from time to time.

                  "LIBO RATE" means the rate per annum equal to the sum of (i)
(a) the applicable British Bankers' Association Interest Settlement Rate for deposits in U.S. dollars appearing on Reuters Screen FRBD as of 11:00 a.m. (London time) two Business Days prior to the first day of the relevant Tranche Period, and having a maturity equal to such Tranche Period, provided that, (i) if Reuters Screen FRBD is not available to the Administrative Agent for any reason, the applicable LIBO Rate for the relevant Tranche Period shall instead be the applicable British Bankers' Association Interest Settlement Rate for deposits in U.S. dollars as reported by any other generally recognized financial information service as of 11:00 a.m. (London time) two Business Days prior to the first day of such Tranche Period, and having a maturity equal to such Tranche Period, and (ii) if no such British Bankers' Association Interest Settlement Rate is available to the Administrative Agent, the applicable LIBO Rate for the relevant Tranche Period shall instead be the rate determined by the Administrative Agent to be the rate at which Bank One offers to place deposits in U.S. dollars with first-class banks in the London interbank market at approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Tranche Period, in the approximate amount to be funded at the LIBO Rate and having a maturity equal to such Tranche Period, divided by (b) one minus the maximum aggregate reserve requirement (including all basic, supplemental, marginal or other reserves) which is imposed against the Administrative Agent in respect of Eurocurrency liabilities, as defined in Regulation D of the Board of Governors of the Federal Reserve System as in effect from time to time (expressed as a decimal), applicable to such Tranche Period plus (ii) the Applicable Margin per annum. The LIBO Rate shall be rounded, if necessary, to the next higher 1/16 of 1%.


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

                  "LIQUIDITY AGREEMENTS" means the Jupiter Liquidity Agreement and Blue Ridge Liquidity Agreement.

                  "LIQUIDITY BANKS" means, collectively, the Blue Ridge Liquidity Banks and the Jupiter Liquidity Banks.

                  "LIQUIDITY TERMINATION DATE" means June 4, 2003.

                  "LOCK-BOX" means each locked postal box with respect to which a bank who has executed a Collection Account Agreement has been granted exclusive access for the purpose of retrieving and processing payments made on the Receivables and which is listed on Exhibit IV.

                  "LOSS RESERVE" means, for any Calculation Period, the greater of (i) 20% and (ii) the product (expressed as a percentage) of (a) 2.0, times
(b) the highest three-month rolling average Default Ratio during the 12 Calculation Periods ending on the immediately preceding Cut-Off Date, times (c) the Default Horizon Ratio as of the immediately preceding Cut-Off Date.

                  "MATERIAL ADVERSE EFFECT" means a material adverse effect on
(i) the financial condition or operations of Seller or RPM and any of its subsidiaries, taken as a whole, (ii) the ability of Seller to perform its obligations under this Agreement or (at any time RPM is acting as Servicer or Performance Guarantor), the ability of the Servicer or the Performance Guarantor to perform its obligations under this Agreement or the Performance Undertaking, as the case may be, (iii) the legality, validity or enforceability of this Agreement or any other Transaction Document, (iv) any Purchaser's interest in the Receivables generally or in any significant portion of the Receivables, the Related Security or the Collections with respect thereto, or (v) the collectibility of the Receivables generally or of any material portion of the Receivables.

                  "MATERIAL INDEBTEDNESS" means (a) with respect to the Performance Guarantor and its Subsidiaries (other than the Originators), Indebtedness in excess of $20 million in aggregate principal amount and (b) with respect to any Originator, Indebtedness in excess of $10 million in aggregate principal amount.

                  "MONTHLY REPORT" means a report, in substantially the form of
Exhibit X hereto (appropriately completed), furnished by the Servicer to the Co-Agents pursuant to Section 8.5.

                  "MONTHLY REPORTING DATE" shall have the meaning set forth in
Section 8.5.

                  "NET RECEIVABLES BALANCE" means, at any time, Adjusted Eligible Receivables at such time reduced by the aggregate amount by which (a) the difference of (i) the Outstanding Balance of all Eligible Receivables of each Obligor and its Affiliates minus (ii) the Cash Discount Exposure Factor and Contractual Rebate Accrual attributable to such Obligor and its Affiliates exceeds (b) the Concentration Limit for such Obligor.

                  "NORWEGIAN COMPANY" means Carboline Norge A/S , a Norwegian corporation.

                  "OBLIGATIONS" shall have the meaning set forth in Section 2.1.

                  "OBLIGOR" means a Person obligated to make payments pursuant to a Contract.

                  "ORGANIC DOCUMENT" means, relative to any Person, its certificate of incorporation, its by-laws, its partnership agreement, its memorandum and articles of association, its limited liability company agreement and/or operating agreement, share designations or similar organization documents and all shareholder agreements, voting trusts and similar arrangements applicable to any of its authorized Equity Interests.

                  "ORIGINATOR" has the meaning specified in the Receivables Sale Agreement.

                  "OUTSTANDING BALANCE" of any Receivable at any time means the then outstanding principal balance thereof.

                  "PARENT" has the meaning set forth in the Receivables Sale Agreement.

                  "PARTICIPANT" has the meaning set forth in Section 12.2.

                  "PAST DUE RATIO" means, at any time, the following quotient (expressed as a percentage): (a) the sum (without duplication) of Defaulted Receivables and Charged-Off Receivables at such time, DIVIDED BY (b) the aggregate Outstanding Balance of all Receivables.

                  "PERCENTAGE" means (a) 60% as to Jupiter, and (b) 40% as to Blue Ridge.

                  "PERFORMANCE GUARANTOR" means RPM and its successors.

                  "PERFORMANCE UNDERTAKING" means that certain Performance Undertaking, dated as of June 6, 2002, by Performance Guarantor in favor of Seller, substantially in the form of Exhibit XI, as the same may be amended, restated or otherwise modified from time to time.

                  "PERSON" means an individual, partnership, corporation (including a business trust), limited liability company, joint stock company, trust, unincorporated association, joint venture or other entity, or a government or any political subdivision or agency thereof.

                  "POOLED COMMERCIAL PAPER" means Commercial Paper notes of a Conduit subject to any particular pooling arrangement by such Conduit, but excluding Commercial Paper issued by such Conduit for a tenor and in an amount specifically requested by any Person in connection with any agreement effected by such Conduit.

                  "POTENTIAL AMORTIZATION EVENT" means an event which, with the passage of any applicable cure period or the giving of notice, or both, would constitute an Amortization Event.

                  "PRIME RATE" means, as to either Group, a rate per annum equal to the prime rate of interest announced from time to time by the applicable Co-Agent or its parent (which is not necessarily the lowest rate charged to any customer), changing when and as said prime rate changes.

                  "PROPOSED REDUCTION DATE" has the meaning set forth in Section 1.3.

                  "PURCHASE LIMIT" means $125,000,000.


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

                  "PURCHASE NOTICE" has the meaning set forth in Section 1.2.

                  "PURCHASE PRICE" means, with respect to any Incremental Purchase of a Purchaser Interest, the amount paid to Seller for such Purchaser Interest which shall not exceed the least of (i) the amount requested by Seller in the applicable Purchase Notice, (ii) the unused portion of the Purchase Limit on the applicable purchase date and (iii) the excess, if any, of the Net Receivables Balance (less the Aggregate Reserves) on the applicable purchase date over the aggregate outstanding amount of Aggregate Capital determined as of the date of the most recent Monthly Report, taking into account such proposed Incremental Purchase.

                  "PURCHASERS" means, collectively, the Conduits and the Liquidity Banks.

                  "PURCHASER INTEREST" means, at any time, an undivided percentage interest (computed as set forth below) associated with a designated amount of Capital, selected pursuant to the terms and conditions hereof in (i) each Receivable arising prior to the time of the most recent computation or recomputation of such undivided interest, (ii) all Related Security with respect to each such Receivable, and (iii) all Collections with respect to, and other proceeds of, each such Receivable. Each such undivided percentage interest shall equal:

                                          C
                                ----------------------
                                      NRB - AR

                  WHERE:

                  C        = the Capital of such Purchaser Interest.

                  AR       = the Aggregate Reserves.

                  NRB      = the Net Receivables Balance.

Such undivided percentage interest shall be initially computed on its date of purchase. Thereafter, until the Amortization Date, each Purchaser Interest shall be automatically recomputed (or deemed to be recomputed) on each day prior to the Amortization Date. The variable percentage represented by any Purchaser Interest as computed (or deemed recomputed) as of the close of the business day immediately preceding the Amortization Date shall remain constant at all times thereafter.

                  "PURCHASING LIQUIDITY BANK" has the meaning set forth in
Section 12.1(b).

                  "QUALIFYING LIQUIDITY BANK" means a Liquidity Bank with a rating of its short-term securities equal to or higher than (i) A-1 by S&P and
(ii) P-1 by Moody's.

                  "RATABLE SHARE" means with respect to any Liquidity Bank, the ratio which its Commitment bears to the sum of the Commitments of all Liquidity Banks for the same Conduit.

                  "RECEIVABLE" means any "Receivable" under and as defined in the Receivables Sale Agreement in which Seller now has or hereafter acquires any right, title or interest. Indebtedness and other rights and obligations arising from any one transaction, including, without limitation, indebtedness and other rights and obligations represented by an individual invoice, shall constitute a Receivable separate from a Receivable consisting of the indebtedness and other rights and obligations arising from any other transaction; provided that any indebtedness, rights or obligations referred to in the immediately preceding sentence shall be a Receivable regardless of whether the account debtor or Seller treats such indebtedness, rights or obligations as a separate payment obligation.

                  "RECEIVABLES SALE AGREEMENT" means that certain Receivables Sale Agreement, dated as of June 6, 2002, between Originators and Seller, as the same may be amended, restated or otherwise modified from time to time.

                  "RECORDS" means, with respect to any Receivable, all Contracts and other documents, books, records and other information (including, without limitation, computer programs, tapes, disks, punch cards, data processing software and related property and rights) relating to such Receivable, any Related Security therefor and the related Obligor.

                  "REDUCTION NOTICE" has the meaning set forth in Section 1.3.

                  "REDUCTION PERCENTAGE" means, for any Purchaser Interest acquired by the Liquidity Banks from Conduit for less than the Capital of such Purchaser Interest, a percentage equal to a fraction the numerator of which is the Conduit Transfer Price Reduction for such Purchaser Interest and the denominator of which is the Capital of such Purchaser Interest.

                  "REGULATORY CHANGE" has the meaning set forth in Section 10.3(a).

                  "REINVESTMENT" has the meaning set forth in Section 2.2.

                  "RELATED SECURITY" means, with respect to any Receivable:

                  (i) all "Related Security" under and as defined in the Receivables Sale Agreement in which Seller now has or hereafter acquires any right, title or interest,

                  (ii) all of Seller's right, title and interest in, to and under the Receivables Sale Agreement in respect of such Receivable and all of Seller's right, title and interest in, to and under the Performance Undertaking, and

                  (iii) all proceeds of any of the foregoing.

                  "REQUIRED NOTICE PERIOD" means the number of days required notice set forth below applicable to the Aggregate Reduction indicated below:



------------------------------------------ ------------------------------
           Aggregate Reduction                Required Notice Period
           -------------------                ----------------------
------------------------------------------ ------------------------------
         less than $100,000,000                 two Business Days
------------------------------------------ ------------------------------
      $100,000,000 to $125,000,000              five Business Days
------------------------------------------ ------------------------------


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


                  "RESPONSE DATE" has the meaning set forth in Section 1.5 of this Agreement.

                  "RESTRICTED JUNIOR PAYMENT" means (i) any dividend or other distribution, direct or indirect, on account of any shares of any class of capital stock of Seller now or hereafter outstanding, except a dividend payable solely in shares of that class of stock or in any junior class of stock of Seller, (ii) any redemption, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any shares of any class of capital stock of Seller now or hereafter outstanding, (iii) any payment or prepayment of principal of, premium, if any, or interest, fees or other charges on or with respect to, and any redemption, purchase, retirement, defeasance, sinking fund or similar payment and any claim for rescission with respect to the Subordinated Loans (as defined in the Receivables Sale Agreement), (iv) any payment made to redeem, purchase, repurchase or retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire shares of any class of capital stock of Seller now or hereafter outstanding, and (v) any payment of management fees by Seller (except for reasonable management fees to an Originator or its Affiliates in reimbursement of actual management services performed).

                  "RPM CREDIT AGREEMENT" means that certain $500,000,000 Five-Year Credit Agreement dated as of July 14, 2000, as amended, restated or replaced from time to time, among RPM, the Lenders party thereto and The Chase Manhattan Bank, as administrative agent.

                  "SELLER" has the meaning set forth in the preamble to this Agreement.

                  "SELLER PARTIES" means, collectively, (a) Seller, (b) at any time that RPM is acting as Servicer or Performance Guarantor, RPM, and (c) at any time that Parent is acting as Servicer or Performance Guarantor, Parent.

                  "SENIOR OFFICER" shall mean the chief executive officer, president, chief financial officer or vice president-treasurer of the Performance Guarantor.

                  "SERVICER" means at any time the Person (which may be the Administrative Agent) then authorized pursuant to Article VIII to service, administer and collect Receivables.

                  "SERVICING FEE" has the meaning set forth in Section 8.6.

                  "SETTLEMENT DATE" means (A) two (2) business days after each Monthly Reporting Date, and (B) the last day of the relevant Tranche Period in respect of each Purchaser Interest of the Liquidity Banks.

                  "SETTLEMENT PERIOD" means (A) in respect of each Purchaser Interest of Conduit, the immediately preceding Accrual Period, and (B) in respect of each Purchaser Interest of the Liquidity Banks, the entire Tranche Period of such Purchaser Interest.

                  "SUBSIDIARY" of a Person means (i) any corporation more than 50% of the outstanding securities having ordinary voting power of which shall at the time be owned or controlled, directly or indirectly, by such Person or by one or more of its Subsidiaries or by such Person and one or more of its Subsidiaries, or (ii) any partnership, association, limited liability company, joint venture or similar business organization more than 50% of the ownership interests having ordinary voting power of which shall at the time be so owned or controlled. Unless otherwise expressly provided, all references herein to a "Subsidiary" shall mean a Subsidiary of Servicer.

                  "TERMINATING TRANCHE" has the meaning set forth in Section 4.3(b).

                  "TRANCHE PERIOD" means, with respect to any Purchaser Interest held by a Liquidity Bank:

                  (a) if Yield for such Purchaser Interest is calculated on the basis of the LIBO Rate, a period of one, two, three or six months, or such other period as may be mutually agreeable to the applicable Co-Agent and Seller, commencing on a Business Day selected by Seller or such Co-Agent pursuant to this Agreement. Such Tranche Period shall end on the day in the applicable succeeding calendar month which corresponds numerically to the beginning day of such Tranche Period, PROVIDED, HOWEVER, that if there is no such numerically corresponding day in such succeeding month, such Tranche Period shall end on the last Business Day of such succeeding month; or

                  (b) if Yield for such Purchaser Interest is calculated on the basis of the Prime Rate, a period commencing on a Business Day selected by Seller, PROVIDED that no such period shall exceed one month.

If any Tranche Period would end on a day which is not a Business Day, such Tranche Period shall end on the next succeeding Business Day, PROVIDED, HOWEVER, that in the case of Tranche Periods corresponding to the LIBO Rate, if such next succeeding Business Day falls in a new month, such Tranche Period shall end on the immediately preceding Business Day. In the case of any Tranche Period for any Purchaser Interest which commences before the Amortization Date and would otherwise end on a date occurring after the Amortization Date, such Tranche Period shall end on the Amortization Date. The duration of each Tranche Period which commences after the Amortization Date shall be of such duration as selected by the applicable Co-Agent.

                  "TRANSACTION DOCUMENTS" means, collectively, this Agreement, each Purchase Notice, the Receivables Sale Agreement, each Collection Account Agreement, the Performance Undertaking, the Fee Letters, the Liquidity Agreements, the Subordinated Notes (as defined in the Receivables Sale Agreement) and all other instruments, documents and agreements required to be executed and delivered pursuant hereto.

                  "UCC" means the Uniform Commercial Code as from time to time in effect in the specified jurisdiction.

                  "YIELD" means for each respective Tranche Period relating to Purchaser Interests of the Liquidity Banks, an amount equal to the product of the applicable Discount Rate for each Purchaser Interest multiplied by the Capital of such Purchaser Interest for each day elapsed during such Tranche Period, annualized on a 360 day basis.

                  "YIELD RESERVE" means for any Calculation Period, the greater of (A) 1.5% or (B) the product (expressed as a percentage) of (i) the sum of (a) 1.0% plus (b) the product of 1.5 times the Prime Rate as of the immediately preceding Cut-Off Date times (ii) a fraction, the numerator of which is the highest Days Sales Outstanding for the most recent 12 Calculation Periods and the denominator of which is 360.

                  ALL ACCOUNTING TERMS NOT SPECIFICALLY DEFINED HEREIN SHALL BE CONSTRUED IN ACCORDANCE WITH GAAP. ALL TERMS USED IN ARTICLE 9 OF THE UCC IN THE STATE OF ILLINOIS, AND NOT SPECIFICALLY DEFINED HEREIN, ARE USED HEREIN AS DEFINED IN SUCH ARTICLE 9.